Exhibit 1
                                                                       ---------

                             SHAREHOLDERS' AGREEMENT





                                     BETWEEN



                            MADAME ELISABETH BADINTER



                                       AND



                                   DENTSU INC.



                          DATED AS OF NOVEMBER 30, 2003


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                                TABLE OF CONTENTS
                                -----------------

                                                                         PAGE
                                                                         ----

Section 1.  Definitions and Interpretation.................................2

   1.1   Definitions.......................................................2

   1.2   Terms Generally...................................................2

Section 2.  General Acknowledgement........................................5

Section 3.  Management of Publicis.........................................5

   3.1   Supervisory Board.................................................5

         (a)   Election/Appointment of Dentsu's Representatives as Members
               of the Supervisory Board....................................5

         (b)   Election/Appointment of Other Members of the
               Supervisory Board...........................................9

   3.2   Notices of Meetings...............................................9

   3.3   Transformation of the Management Structure of Publicis...........10

   3.4   The Committee....................................................10

         (a)   Appointment of the Members of the Committee................10

         (b)   Chairperson of the Committee...............................10

         (c)   Notice of Meetings, Voting Requirements....................11

         (d)   Role of the Committee......................................11

   3.5   Audit Committee..................................................12

Section 4.  Shareholders' Meetings........................................12

   4.1   Voting Agreement.................................................12

   4.2   Vote After Consultation..........................................13

   4.3   Financial Statements.............................................14

Section 5.  Transfer of Shares............................................14

   5.1   Permitted Intercompany Transfers.................................14

   5.2   Prohibition on Other Transfers From the Date Hereof Until the
         Expiration Date..................................................15

   5.3   Transfers Following the Expiration Date; Right of First Refusal..16

         (a)   Transfer to an Identified Person...........................16

         (b)   Other Transfers............................................17

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         (c)   Tender Offers..............................................18

   5.4   Standstill.......................................................20

         (a)   Standstill Provision.......................................20

         (b)   Exceptions to the Standstill...............................22

         (c)   Excess Voting Rights.......................................23

         (d)   Purchases..................................................23

         (e) Consultations upon Acquisition by a Third Party of a
             Position.....................................................23

         (f)   Registered Form............................................23

   5.5   Transfers of ORANEs..............................................24

Section 6.  Agreements with Third Parties, Etc............................24

         (a)   Dentsu's Agreements with Third Parties, etc................24

         (b)   Agreements Among Madame Badinter and Third Parties.........25

Section 7.  Declarations and Covenants of Madame Badinter.................26

         (a)   Declaration................................................26

         (b)   Covenants..................................................26

Section 8.  Anti-Dilution.................................................26

Section 9.  Equity Accounting Requirements................................28

Section 10. Term of Agreement; Early Termination..........................28

   10.1  Term.............................................................28

   10.2  Early Termination................................................28

         (a)   Early Termination by Dentsu................................28

         (b)   Early Termination by Madame Badinter.......................28

         (c)   Automatic Termination......................................29

         (d)   Termination Upon Default...................................29

         (e)   Effect of Termination......................................29

         (f)   Different Votes............................................29

Section 11. Concerted Action - Regulatory Matters.........................29

   11.1  Concerted Action.................................................29

   11.2  Filing Requirement...............................................30

Section 12. Miscellaneous.................................................30

   12.1  Notices..........................................................30

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   12.2  Governing Law, etc...............................................31

   12.3  Arbitration......................................................31

   12.4  Judicial Procedure...............................................32

   12.5  Binding Effect...................................................32

   12.6  Assignment.......................................................32

   12.7  No Third-Party Beneficiaries.....................................32

   12.8  Amendment; Waivers, etc..........................................33

   12.9  Severability.....................................................33

   12.10 Confidentiality..................................................33

   12.11 Execution Copies.................................................33

   12.12 Entire Agreement.................................................33

Exhibit 1   Major Publicis Competitors

Exhibit 2 Article 8, paragraphs 3, 4, and 7 of the Japanese Minsterial Regulation regarding Financial Statements

Exhibit 3 Form of By-laws (statuts) of Special Purpose Entity (Societe en Participation)


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     SHAREHOLDERS' AGREEMENT dated as of November 30, 2003 between DENTSU INC.
("DENTSU"), a company organized under the laws of Japan with its principal office at 1-8-1, Higashi-Shimbashi, Minato-ku, Tokyo 105-7001, Japan, duly represented by Yukata Narita, and ELISABETH BADINTER ("MADAME BADINTER"), a French citizen born in Boulogne Billancourt (Hauts de Seine) on March 5, 1944 and residing at 38, rue Guynemer, 75006 Paris, France.

     WHEREAS, Madame Badinter, as of the date hereof, owns (i) directly approximately 4.1% of the total outstanding ordinary shares (actions ordinaires) of Publicis Groupe S.A. ("PUBLICIS"), a societe anonyme organized under the laws of the Republic of France, with a share capital of (euro)78,118,930, having its registered office at 133, Avenue des Champs Elysees, 75008 Paris, registered with the Commercial Registry of Paris under number 542 080 601, which ordinary shares represent approximately 7.1% of the voting rights of Publicis, and (ii) the usufruct interest (usufruit) in approximately 8.1% of the total outstanding ordinary shares of Publicis, representing approximately 13.1% of the voting rights of Publicis;

     WHEREAS, as a result of such ownership of ordinary shares (actions ordinaires) of Publicis and of usufruct interest (usufruit) in ordinary shares of Publicis, Madame Badinter is the controlling shareholder of Publicis;

     WHEREAS, Publicis has entered into an Agreement and Plan of Merger dated as of March 7, 2002, (as amended, the "MERGER AGREEMENT") with Bcom3 Group, Inc., a corporation organized under the laws of Delaware ("BCOM3"), Philadelphia Merger Corp., a corporation organized under the laws of Delaware and a wholly-owned subsidiary of Publicis (the "MERGER SUB"), and Philadelphia Merger LLC, a limited liability company organized under the laws of Delaware, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of August 13, 2002, providing among other things for the merger (the "MERGER") of Bcom3 into the Merger Sub;

     WHEREAS, upon the consummation of the Merger, which occurred on September 24, 2002, Dentsu became the owner of ordinary shares (actions ordinaires) of Publicis and of the bare legal title (nue-propriete) of ordinary shares of Publicis, representing in the aggregate not less than 15% of the voting rights of Publicis;

     WHEREAS, Dentsu has entered into a Memorandum of Understanding, dated March 7, 2002, with Publicis providing for certain rights and obligations for Dentsu as a shareholder of Publicis and for certain obligations of Publicis toward Dentsu (the "PUBLICIS MOU");

     WHEREAS, Dentsu has also entered into a Memorandum of Understanding, dated March 7, 2002, with Madame Badinter providing for certain rights and obligations for Dentsu as a shareholder of Publicis to Madame Badinter and for certain rights and obligations for Madame Badinter as the controlling shareholder of Publicis toward Dentsu (the "EB MOU");


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     WHEREAS, Dentsu and Publicis are entering into a Strategic Alliance
Agreement, dated as of the date hereof (the "STRATEGIC ALLIANCE AGREEMENT") giving effect to a Memorandum of Understanding, dated March 7, 2002, between Publicis and Dentsu;

     WHEREAS, Dentsu and Publicis are entering into a Shareholders' Agreement, dated as of the date hereof, giving effect to the Publicis MOU (the "PUBLICIS SHAREHOLDERS' AGREEMENT"); and

     WHEREAS, Dentsu and Madame Badinter wish to enter into this Agreement in order to regulate their relations with respect to the governance of Publicis and their respective shareholdings in Publicis and to give further effect to the EB MOU.

     In consideration of the foregoing recitals and the terms and conditions hereinafter set forth, Dentsu and Madame Badinter agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     For the purpose of this Agreement, and unless the context requires otherwise, the following terms shall have the respective meanings given to them below:

     "AFFILIATE" means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.

     "AGREEMENT" means this Shareholders' Agreement, as the same may be amended from time to time in accordance with its terms.

     "APPLICABLE LAWS" means all applicable provisions of all laws, rules, regulations, ordinances, codes, orders, decisions, judgments, and decrees, of any court, tribunal or governmental or regulatory authority.

     "BUSINESS DAY" shall mean any day, other than (i) a Saturday or Sunday and
     (ii) any other day on which commercial banks in Tokyo, Japan, Paris, France or New York City, New York are authorized or obligated by law or executive order to close.

     "BY-LAWS" shall mean the by-laws (statuts) of Publicis, as the same may be amended from time to time.

     "CHAIRPERSON OF THE DIRECTORATE" means the chairperson (Presidente or President, as the case may be) of the Directorate.

     "CHAIRPERSON OF THE SUPERVISORY BOARD" means the chairperson (Presidente or President, as the case may be) of the Supervisory Board.


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     "CONTROL" means the definition of "control" set forth in Article L.233-3 of the French Code de Commerce.

     "DIRECTORATE" means the directorate (Directoire) of Publicis composed of members duly appointed by the Supervisory Board.

     "EB REPRESENTATIVES ON THE SUPERVISORY BOARD" means the Members of the Supervisory Board who are also members of Madame Badinter's nuclear family, consisting of her spouse and her children.

     "EQUITY ACCOUNTING DATE" means (i) March 31st of each calendar year, (ii) September 30 of each calendar year and (iii) the date of each Shareholders' Meeting of Publicis.

     "MAJOR PUBLICIS COMPETITOR" means any significant competitor of Publicis set forth on Exhibit 1 hereto, as such Exhibit may be updated from time to time by Madame Badinter and Publicis by written notice to Dentsu, subject to Dentsu's written agreement to such change (which is not to be unreasonably withheld).

     "MEMBER OF THE DIRECTORATE" means a duly appointed member of the Directorate.

     "MEMBER OF THE SUPERVISORY BOARD" means a duly elected or appointed member of the Supervisory Board.

     "PARTY" means any party to this Agreement (and "PARTIES" shall mean all of them, collectively), provided that such term shall also include any additional Person who becomes a party to this Agreement pursuant to Section 12.5.

     "PERSON" means any individual, company, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

     "PUBLICIS SHARE" means any share of Publicis with voting rights (including shares with double voting rights) as issued from time to time by Publicis as a result of a cash contribution, a merger, a split-off, a contribution of assets, or otherwise.


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


     "SECURITY" means (i) any Publicis Share, (ii) any other security issued, from time to time, by Publicis giving right, at any time, directly or indirectly, by conversion, exchange, redemption, presentation or exercise of a warrant or otherwise, to Publicis Shares or other securities representing or giving access to a portion of the share capital and/or the voting rights of Publicis (including, without limitation, investment certificates, bonds convertible into and/or exchangeable for Publicis Shares, bonds redeemable into Publicis Shares, bonds with warrants attached), (iii) any preferential subscription rights or any right (such as attribution right or priority right (droit de priorite)) that would entitle their holders to subscribe to Publicis Shares, (iv) any division (demembrement) of the rights relating to the Publicis Shares or the securities referred to in clauses (i) and (ii) above, or (v) any securities of a nature similar to the securities described in clause (ii) above, as issued from time to time by any Person, which may give any rights to Publicis Shares or voting rights of Publicis.

     "SUBSIDIARY" means any Person that is a subsidiary of Dentsu for purposes of paragraphs 3, 4 and 7 of Article 8 of the Japanese Ministerial Regulation regarding Financial Statements
     (saimushohyo-no-yogo-yoshiki-oyobi-sakuseihoho-ni-kansuru-kisoku), a copy of which paragraphs, along with an English translation thereof, are attached hereto as Exhibit 2.

     "SUPERVISORY BOARD" means the supervisory board (Conseil de Surveillance) of Publicis composed of members duly elected by a shareholders' meeting of Publicis or duly appointed in accordance with Applicable Laws.

     "TRADING DAY" shall mean any day on which the Paris stock exchange is open for business and the Publicis Shares or Warrants, as the case may be, have not been suspended from trading thereon.

     "TRANSFER" means the transfer of any rights or obligations and in the context of Securities includes (i) all transfers, sales or assignments of partial (e.g., jouissance, usufruit, or nue-propriete) or full title by any legal means, (ii) any gratuitous or onerous transfer (including by reason of death), or transfer made pursuant to a public auction ordered by any court, (iii) any transfer which is the result of any contribution, apport partiel d'actif, merger or split-off (scission) or any transmission universelle de patrimoine, (iv) any transfer of droits d'attribution in connection with an increase of share capital by way of capitalization of reserves or profits, any transfer of preferential subscription rights in connection with an increase of share capital by way of contribution in cash or individual waiver to such preferential subscription rights in favor of identified persons and, more generally, (v) any transfer with or without division of legal and beneficial title, loan, transfer to a trust or a fiduciary or as a guarantee (including constitution of a pledge) or convention de croupier. For the avoidance of doubt, the conversion of any Security from registered form to bearer form, or from bearer form to registered form, shall not constitute a "Transfer" under this Agreement.


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     "WARRANT" means any warrant (bons de souscription d'actions) of Publicis detached from the obligations a bons de souscription d'actions issued as part of the consideration in connection with the Merger.

     1.2 TERMS GENERALLY

     The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, neuter, singular and plural forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The terms "hereof", "herein" and words of similar import shall be deemed to refer to this Agreement as a whole and not to any particular provision, paragraph or Section hereof. All references herein to Sections, paragraphs and clauses shall be deemed references to Sections, paragraphs or clauses of this Agreement unless the context requires otherwise. A reference to any Person includes its permitted successors and assigns. Headings are inserted for convenience only and shall not affect the construction of this Agreement.

SECTION 2.  GENERAL ACKNOWLEDGEMENT

      Dentsu hereby acknowledges that (i) Publicis was founded by Marcel Bleustein-Blanchet, (ii) Madame Badinter is the daughter of such founder, (iii) Publicis is a French company with French roots, the domicile and headquarters of which are in Paris, France, and it is intended that it will so remain, and (iv) the leadership of Publicis is French and it is intended that any change to Publicis' leadership will only be made with the agreement of Madame Badinter.

SECTION 3.  MANAGEMENT OF PUBLICIS

     3.1 SUPERVISORY BOARD

     (a) ELECTION/APPOINTMENT OF DENTSU'S REPRESENTATIVES AS MEMBERS OF THE SUPERVISORY BOARD

          (i) The Parties hereby acknowledge that, as of the date hereof, the Supervisory Board is composed of 15 members.

          (ii) So long as Dentsu shall own, directly or indirectly, not less than 10% of the outstanding Publicis Shares, Madame Badinter shall use her voting rights in Publicis to vote for two Members of the Supervisory Board (as such number may be adjusted pursuant to clause (vi) below) from among the slate of candidates designated by Dentsu (the "DENTSU MEMBERS"), one of the Dentsu Members so elected to be a representative director of Dentsu, and to maintain such Dentsu Members in office. Whether Dentsu owns the requisite percentage of Publicis Shares shall be determined, as of the Reference Date defined below, for the purposes of each shareholders' meeting of Publicis for which the agenda prepared by the Directorate or the Supervisory Board, as the


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     case may be, shall expressly include the election of one or more Members of the Supervisory Board (the "ELECTION MEETING"). Madame Badinter shall use her best efforts to give Dentsu notice of the value of the CP and NP terms set forth in the numerator and the denominator, respectively, of the formula that appears in clause (iii) below (the "OWNERSHIP NOTICE") not later than 45 days before the scheduled date for the Election Meeting. "REFERENCE DATE" means the twentieth day following Dentsu's receipt of the Ownership Notice if such twentieth day is a Business Day, and if it is not, the next succeeding Business Day.

          (iii) The percentage of outstanding Publicis Shares owned by Dentsu shall be determined in accordance with the following formula:

     Percentage of ownership =         ND + CP         X 100
                               ------------------------
                                         NP

     in which:

     o "ND" shall mean the aggregate number of outstanding Publicis Shares fully held or held in nue-propriete by Dentsu (including in such aggregate any Publicis Shares so held by any of Dentsu's Subsidiaries as well as any of the SEP Shares referred to in Section 5.4(b)(iii)) on the Reference Date;

     o "NP" shall mean the aggregate number of ordinary shares of Publicis, including without limitation any ordinary shares of Publicis owned by Publicis, outstanding on the date of the Ownership Notice;

     o "CP" shall mean, with respect to each capital increase of Publicis occurring subsequent to the date of the consummation of the Merger in accordance with the Merger Agreement (the "MERGER DATE") and on or prior to the date of the Ownership Notice, to which capital increase Dentsu was not entitled to subscribe, in all or in part, for its pro rata shareholding interest in Publicis, a number of Publicis Shares equal to (A) the number of Publicis Shares that Dentsu would have been entitled to subscribe to for its pro rata shareholding in such capital increase if Dentsu had had the right to subscribe to such capital increase by exercising its preemptive right (droit preferentiel de souscription) or any other right that would have entitled it to subscribe to Publicis Shares so issued on the same terms and in the same quantity as if Dentsu were exercising such preemptive right, less (B) the number of Publicis Shares Dentsu was actually entitled to subscribe for in such capital increase.


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


          (iv) Madame Badinter may, at her discretion, cause Publicis to give Dentsu a notice (the "ADDITIONAL OWNERSHIP NOTICE") setting forth, as of the date of the Additional Ownership Notice, the percentage of outstanding Publicis Shares owned by Dentsu calculated pursuant to the formula that appears in clause (iii) above, except that the ND, CP and NP terms shall be calculated as of the date of the Additional Ownership Notice. If on the 90th day following Dentsu's receipt of the Additional Ownership Notice if it is a Business Day, and if it is not, the next succeeding Business Day (the "FINAL DATE"), Dentsu owns, directly or indirectly, a number of Publicis Shares representing less than 10% of the outstanding Publicis Shares calculated on the basis of the formula set forth in the Additional Ownership Notice, except that the ND term shall be calculated as of the Final Date, then as of the Final Date, Dentsu shall cause the Dentsu Members to immediately resign from the Supervisory Board.

          (v) Dentsu shall be entitled from time to time to request (Madame Badinter's obligations being as set forth hereafter) the removal of any Dentsu Member by notice addressed to Madame Badinter. In such event, Madame Badinter shall (a) use her best efforts to cause the Directorate to take all necessary corporate actions and (b) vote her Publicis Shares so as to remove and replace promptly the Dentsu Member desired to be so removed and replaced as set forth in such notice from Dentsu. In the event of a vacancy on the Supervisory Board caused by the resignation, death or incapacity of any Dentsu Member, Dentsu may request (Madame Badinter's obligations being as set forth hereafter) by notice addressed to Madame Badinter the replacement of such Dentsu Member by a new Dentsu member to be elected or appointed from among a slate of candidates designated by Dentsu, subject to the terms of this Agreement. Madame Badinter shall in each such case (x) cause the EB Representatives on the Supervisory Board, or use her best efforts to cause the Directorate, as may be appropriate, to take all necessary corporate action to the extent of their power (including with respect to the Supervisory Board cooptation to the extent permitted by Applicable Laws), and/or (y) vote her Publicis Shares so as to vote for or appoint and maintain in office such new Dentsu Member. If the Dentsu
     Member to be replaced is a representative director of Dentsu, Madame Badinter shall perform her obligations as set forth under this clause (v) so that such Dentsu Member is replaced only by another representative director of Dentsu.

          (vi) If the total number of Members of the Supervisory Board becomes greater than 15, Madame Badinter shall take, shall cause the EB Representatives on the Supervisory Board to take, and shall use her best efforts to cause the Chairperson of the Directorate, the Directorate and the Chairperson of the Supervisory Board, as may be appropriate, to take, to the extent of their power, all necessary action to increase the number of Dentsu Members so that such number is equal to 15% of the total number of Members of the Supervisory Board (rounding such number of Dentsu Members up to the



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

     nearest whole number). Madame Badinter shall inform, or use her best efforts to cause the Supervisory Board or the Directorate to inform, Dentsu as soon as possible of any contemplated increase of the total number of Members of the Supervisory Board.

          (vii) Notwithstanding the foregoing provisions of this Section 3.1(a), in the event that Madame Badinter establishes that none of the candidates included in the slate of candidates designated by Dentsu (other than any representative director included in such slate) has reasonably appropriate qualifications to serve as a Member of the Supervisory Board, Dentsu shall designate one or more other candidates for election to the Supervisory Board in place of candidates proposed on such slate; provided that the qualifications of a representative director of Dentsu shall not be subject to challenge. Madame Badinter shall send to Dentsu notice of her objections to the qualifications of any candidate included in such slate (other than any representative director included in such slate) no later than five Business Days after the receipt by her of such slate.

          (viii) In the event that Madame Badinter shall no longer be, alone or acting in concert with others, the controlling shareholder of Publicis, Madame Badinter shall, nonetheless, use her best efforts to take such action as is required and appropriate to the end that Dentsu shall have full enjoyment of the benefits of this Section 3.1(a).

          (ix) In the event Madame Badinter fails to comply with the provisions of clauses (ii), (v), (vi), or (viii) of this Section 3.1(a), and as a result, any Dentsu Member is not elected to the Supervisory Board at the relevant shareholders' meeting of Publicis and, within 30 day period after such shareholders' meeting, the Supervisory Board has not appointed by cooptation a Dentsu Member, or, such appointment by cooptation has been validly made within such 30 day period but the next general shareholders' meeting of Publicis fails to ratify such cooptation, then Dentsu may terminate this Agreement with immediate effect by notice to Madame Badinter, without any further formalities being required.

          (x) In the event that Madame Badinter shall have complied with all of the provisions of clauses (ii), (v), (vi) and (viii) of this Section 3.1(a), but any Dentsu Member is not elected to the Supervisory Board at the relevant shareholders' meeting of Publicis, and within 30 days of such shareholders' meeting, the Supervisory Board has not appointed by cooptation a Dentsu Member, or, such appointment by cooptation has been validly made within such 30 day period, but the next general shareholders' meeting of Publicis fails to ratify such cooptation, then Dentsu may terminate Sections 5.1, 5.2, 5.3 and 5.5 of this Agreement with immediate effect by notice to Madame Badinter (with a copy to Publicis), without any other formalities being required, provided that thereafter any Transfer by Dentsu of Publicis Shares, ORANEs and Warrants owned by it will be subject to a right of first refusal



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

     and right of first offer by Madame Badinter on the terms and subject to the conditions described in Section 5.3 of this Agreement, and, if Madame Badinter does not purchase such Securities pursuant to such rights, such Securities may otherwise be sold only in accordance with the orderly marketing provisions of clauses (i), (ii) and (iii) of Section 4.3 of the Publicis Shareholders' Agreement, further provided that Dentsu shall not knowingly transfer any such Securities to a Major Publicis Competitor.

     (b) ELECTION/APPOINTMENT OF OTHER MEMBERS OF THE SUPERVISORY BOARD

     Without prejudice to any of Dentsu's rights hereunder, Dentsu shall vote and shall require the Dentsu Members to vote, unless such vote would expose Dentsu or any such Dentsu Member to legal liability:

          (i) to elect Madame Badinter (or any person designated by Madame Badinter) Chairperson of the Supervisory Board, and to maintain such person in office;

          (ii) to elect Members of the Supervisory Board from a slate of candidates proposed by Madame Badinter, and to maintain such persons in office; and

          (iii) in favor of appointments to, or changes in the members of, management (including at the Directorate) of Publicis from a slate of candidates proposed by Madame Badinter, provided that Madame Badinter shall have previously consulted Dentsu on such appointments or changes.

     3.2 NOTICES OF MEETINGS

     Madame Badinter shall, or shall cause the EB Representatives on the Supervisory Board, or shall cause the Chairperson of the Supervisory Board or the vice-president of the Supervisory Board, as may be appropriate in any given case, to give Dentsu at least five Business Days' notice before convening any meeting of the Supervisory Board (or such shorter notice period agreed in writing by at least one of the Dentsu Members). Such notice shall include an agenda of the proposed meeting of the Supervisory Board as well as any information and documents that are necessary or appropriate for the Members of the Supervisory Board to have a clear understanding of the matters covered by the agenda of the meeting, in a manner customary for the Supervisory Board (it being understood that such documents may be made available only three Business Days prior to the meeting). Each such notice of meeting, agenda, and any other information or documents to be provided to the Members of the Supervisory Board in accordance with the preceding sentence shall be prepared and delivered to Dentsu in the French and English languages. In the event that Applicable Laws do not prohibit attendance of meetings of the Supervisory Board or of the Audit Committee (defined below) by videoconference, then any Dentsu Member may, upon request, attend any such meeting by videoconference, together with a Dentsu Accounting Executive (defined below), if applicable. Madame


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

Badinter shall, and shall cause the EB Representatives on the Supervisory Board to, take all necessary action to (i) allow an interpreter to attend any meeting of the Supervisory Board and any meeting of the Audit Committee at the request of any Dentsu Member, (ii) ensure that discussions at any meeting of the Supervisory Board and at any meeting of the Audit Committee that are held in French shall, if requested by any Dentsu Member, be simultaneously translated to English and/or Japanese, and (iii) cause to be provided to the Dentsu Members, an English translation of the minutes of each meeting of the Supervisory Board (and any meeting of the Audit Committee attended by any Dentsu Member), (A) in draft form within 30 days following each such meeting, and (B) in final form by the date of the next meeting of the Supervisory Board (or Audit Committee, as applicable), provided that if such next meeting occurs sooner than 30 days after the preceding meeting, then minutes of the preceding meeting need not be provided in draft form.

     3.3 TRANSFORMATION OF THE MANAGEMENT STRUCTURE OF PUBLICIS

     Madame Badinter shall not, and shall not permit the Directorate or the Supervisory Board to, take any action so as to change the management structure of Publicis from that of a societe anonyme with a Directorate and a Supervisory Board into a societe anonyme with a board of directors (conseil d'administration), unless (i) such change has been previously approved in writing by Dentsu, or (ii) Dentsu's representation on such board of directors remains proportionately the same as its representation on the Supervisory Board provided for in Section 3.1. In such case, Dentsu's rights under this Section 3 shall apply mutatis mutandis to the board of directors (conseil d'administration).

     3.4 THE COMMITTEE

     (a) APPOINTMENT OF THE MEMBERS OF THE COMMITTEE

     Dentsu and Madame Badinter shall create a special committee (the "COMMITTEE") to be composed of Members of the Supervisory Board designated by Madame Badinter and Members of the Supervisory Board designated by Dentsu (e.g., two by Madame Badinter and one by Dentsu, or three by Madame Badinter and two by Dentsu) provided, in any case, that Madame Badinter shall designate a majority of the members of the Committee.

     (b) CHAIRPERSON OF THE COMMITTEE

     The chairperson of the Committee shall be Madame Badinter or any person designated by Madame Badinter (the "CHAIRPERSON OF THE COMMITTEE"). Any meeting of the Committee shall be chaired by the Chairperson of the Committee, or in the absence of the Chairperson of the Committee, by any member present at such meeting designated to act as Chairperson of the Committee for the purpose of that meeting by a majority of the members of the Committee present or duly represented.

     (c) NOTICE OF MEETINGS, VOTING REQUIREMENTS

     The Committee shall be convened, (i) within a reasonable notice period prior to any meeting of the Supervisory Board and/or any shareholders' meeting of Publicis as the case may be in order to allow its members to take part and/or to vote (including through proxies) at any such meeting and (ii) otherwise at the reasonable request of any member of the Committee designated by Dentsu (a "SPECIAL COMMITTEE MEETING") given to the Chairperson of the Committee in order to examine any other matters identified in writing by such member of the Committee designated by Dentsu. The Committee shall be so convened by the Chairperson of the Committee, or by any other member of the Committee, if the Chairperson of the Committee fails to convene such meeting at the reasonable request of such other member of the Committee. Meetings of the Committee shall be held at the registered office of Publicis or at such other place as may be agreed upon between the members of the Committee designated by Dentsu and the members of the Committee designated by Madame Badinter. Members of the Committee may attend any meeting of the Committee by videoconference at the request of any member of the Committee and at the expense of the member making such request. Discussions at any meeting of the Committee that are held in French, shall, if requested by any member of the Committee designated by Dentsu, be simultaneously translated into English and/or Japanese at Dentsu's expense. An interpreter designated by the members of the Committee designated by Dentsu shall be allowed to attend any meeting of the Committee at Dentsu's expense. Madame Badinter shall, and shall cause the members of the Committee designated by her to, take all necessary action to cause to be provided to Dentsu's representatives on the Committee, as promptly as possible following any meeting of the Committee, an English translation of the minutes of such meeting at Dentsu's expense. Any amounts to be paid by Dentsu or the members of the Committee appointed by Dentsu pursuant to this Section 3.4(c) shall be paid by Dentsu following presentation to Dentsu by Publicis or Madame Badinter, as the case may be, of a reasonably detailed invoice therefor.

     A majority of all of the members of the Committee (including at least one member designated by Dentsu), present in person, shall constitute a quorum at any meeting of the Committee. The Committee shall act, after consultation, by consensus of its members present in person or duly represented, or, in the absence of consensus, by a simple majority vote of the members present in person or duly represented. In the event of a tie, the Chairperson of the Committee (or, in the absence of the Chairperson of the Committee, any person present designated to act on his or her behalf as provided for in paragraph (b) above) shall cast a tie-breaking vote.

     (d) ROLE OF THE COMMITTEE

     The Committee shall (i) examine all strategic decisions to be submitted for the approval of the Supervisory Board (including without limitation the decisions submitted to the prior approval of the Supervisory Board as provided for in Article 12 of the By-Laws) and/or the vote of the shareholders' meetings of Publicis, (ii) determine the vote on matters on which Dentsu has agreed to vote as directed by

Madame Badinter pursuant to Section 4.1 below, and (iii) in the case of a Special Committee Meeting, examine such other matters identified in writing by a member of the Committee designated by Dentsu.

     Madame Badinter shall, as Chairperson of the Committee, or shall cause the Chairperson of the Committee or any other appropriate person, to provide Dentsu's representatives on the Committee, within a reasonable period of time prior to any meeting of the Committee, with materials (prepared in English) providing a general description of the strategic decisions or other issues to be discussed at such meeting.

     3.5 AUDIT COMMITTEE.

     Madame Badinter shall cause the Supervisory Board or the President of the audit committee of the Supervisory Board (the "AUDIT COMMITTEE") (i) to give the Dentsu Members at least ten Business Days' notice before convening any meeting of the Audit Committee (or such shorter notice period agreed in writing by all of the Dentsu Members), which notice shall include an agenda for the proposed meeting of the Audit Committee and shall be prepared and delivered to the Dentsu Members in both the French and English languages, and (ii) to permit one Dentsu Member and an accounting executive of Dentsu identified by such Dentsu Member (the "DENTSU ACCOUNTING EXECUTIVE") to attend each such meeting of the Audit Committee, subject to any restrictions that may be imposed by Applicable Laws.

     SECTION 4. SHAREHOLDERS' MEETINGS

     Dentsu shall vote its Publicis Shares at any shareholders' meeting of Publicis in its own discretion, subject only to the duties set forth below in Sections 4.1, 4.2 and 4.3.

     4.1 VOTING AGREEMENT

     After due consultation between Dentsu and Madame Badinter, Dentsu shall vote its Publicis Shares as directed by Madame Badinter on the following matters:

          (i) any decision to amend the By-Laws to change Publicis' corporate name or registered office, the number of Members of the Supervisory Board, the number of Members of the Directorate, the duration of the terms in office of any such members, and the number of qualifying Publicis Shares required to be owned by any such member, provided that in the case of a change in the number of Members of the Supervisory Board (A) such amendment shall be consistent with Dentsu's right to have a number of Dentsu Members as set forth in Section 3.1(a)(vi), and (B) Madame Badinter shall vote her Publicis Shares so as to elect, at the shareholders' meeting of Publicis approving such amendment to the By-Laws, the number of Dentsu Members called for by Section 3.1(a)(vi) in accordance with the provisions of this Agreement;

          (ii) any merger, consolidation or similar business combination of Publicis with or into any other Person as a result of which those shareholders who were shareholders of Publicis immediately prior to such business combination shall have a majority of the outstanding votes and share capital of the surviving Person in such business combination;

          (iii) declaration of dividends, so long as Madame Badinter directs Dentsu to vote in favor of reasonable dividends, it being agreed that Dentsu shall only be required to vote in favor of declaration of dividends with respect to any fiscal year if the aggregate amount of dividends distributed for such fiscal year (after giving effect to such declaration of dividends) shall not exceed 40% of Publicis' distributable profits for such fiscal year;

          (iv) share capital increases (through issuance of Securities) to which Dentsu is entitled to subscribe by exercising preemptive rights (droit preferentiel de souscription) or equivalent rights that would entitle Dentsu to subscribe to such share capital increase (through issuance of Securities) on the same terms and in the same quantity as if it were exercising preemptive rights ("EQUIVALENT RIGHTS"), provided that the share capital increases referred to in this Section 4.1(iv) with respect to which Madame Badinter may direct Dentsu to vote shall not exceed in the aggregate 10% of the outstanding share capital of Publicis as constituted as of March 7, 2002 (i.e., 5,591,274 euros); and

          (v) reductions of share capital of Publicis resulting from cancellation of Publicis Shares pursuant to Publicis' stock repurchase program, unless such reduction of share capital of Publicis in the reasonable opinion of Dentsu would result in Dentsu's being required to launch a tender offer for Publicis Shares and/or Securities.

     4.2 VOTE AFTER CONSULTATION

     After due consultation between Dentsu and Madame Badinter, Dentsu may vote its Publicis Shares as it may determine on each of the following:

          (i) decisions to issue Securities which decisions are not within the scope of Section 4.1(iv) above;

          (ii) reserved share capital increases (through the issuance of Securities) to identified Persons;

          (iii) Securities offerings by Publicis giving rights to less than 10% of the outstanding share capital or of the voting rights of Publicis, to which Dentsu is not entitled to subscribe by exercising preemptive rights (droit preferentiel de souscription) or Equivalent Rights;

          (iv) without prejudice to Section 4.1(ii), decisions to contribute or Transfer assets of Publicis to a Person, to the extent such decision is submitted to the approval of Publicis' shareholders; and

          (v) decisions to approve any related party transaction involving Madame Badinter or Dentsu or any other Affiliate of Publicis.

     4.3 FINANCIAL STATEMENTS

     Except as provided for below, after due consultation between Dentsu and Madame Badinter, Dentsu will vote its Publicis Shares as it shall determine with respect to the approval of the financial statements of Publicis for any fiscal year.

     Notwithstanding the foregoing, Dentsu shall vote at any relevant shareholders' meeting of Publicis in favor of the acceptance of Publicis' financial statements if all of the following conditions are satisfied:

          (i) a Dentsu Member and a Dentsu Accounting Executive have been given an opportunity to participate in meetings of the Audit Committee in accordance with Section 3.5, including any meeting at which such financial statements or any matters relating to the preparation of such financial statements have been discussed;

          (ii) the statutory auditors of Publicis (commissaires aux comptes) have presented to the Audit Committee financial statements certified by them together with an unqualified opinion pursuant to Article L.225-235 of the French Code de Commerce;

          (iii) no Dentsu Member raised any objections at such meeting of the Audit Committee to the financial statements referred to in clause (ii) above, or any objections to such financial statements raised by any such Dentsu Member is considered by such statutory auditors and the result of such statutory auditors' analysis is reviewed by them with the Audit Committee in a meeting to which a Dentsu Member and a Dentsu Accounting Executive have been given an opportunity to participate; and

          (iv) having considered any objections raised by such Dentsu Member, such statutory auditors maintain their certification of such financial statements without any qualification as to any matters in respect of which the Dentsu Member raised an objection.

     SECTION 5. TRANSFER OF SHARES

     5.1 PERMITTED INTERCOMPANY TRANSFERS

     Dentsu may at any time Transfer all or a part of its Publicis Shares or Warrants in a Permitted Intercompany Transfer. A "PERMITTED INTERCOMPANY TRANSFER" means a Transfer of some or all of the Publicis Shares or Warrants then owned by Dentsu to a direct or indirect wholly-owned Subsidiary of Dentsu (a "PERMITTED DENTSU TRANSFEREE"), provided that (x) such transferee shall have first agreed in a writing in form reasonably satisfactory to Madame Badinter to be bound by the provisions of this Agreement to the same effect as if it were named herein instead of Dentsu, (y) such Transfer shall be in compliance with Applicable Laws, and (z) Dentsu shall be responsible for any taxes and other charges imposed in connection with such Transfer (including any increased withholding taxes that may result therefrom). Upon any such Transfer, any reference to "Dentsu" in this Agreement shall be deemed to include a reference to Dentsu and/or such Permitted Dentsu Transferee, as may be appropriate. For so long as such Permitted Dentsu Transferee continues to own Publicis Shares or Warrants Transferred to it pursuant to this Section 5.1, Dentsu shall (i) not permit such Permitted Dentsu Transferee to cease to be a direct or indirect wholly-owned Subsidiary of Dentsu unless Dentsu first causes such Permitted Dentsu Transferee to Transfer such Publicis Shares or Warrants to another Permitted Dentsu Transferee in a Permitted Intercompany Transfer, and (ii) provide to Madame Badinter, by October 15th of each year and otherwise within 10 Business Days of the written request of Madame Badinter, reasonable evidence that such Permitted Dentsu Transferee is a direct or indirect wholly-owned Subsidiary of Dentsu.

     5.2 PROHIBITION ON OTHER TRANSFERS FROM THE DATE HEREOF UNTIL THE EXPIRATION DATE

     From the date hereof until July 12, 2012 (the "EXPIRATION DATE"), or such earlier date on which the term of this Agreement may end in accordance with
Section 10, Dentsu shall not effect the Transfer of any of the Publicis Shares or Warrants owned by Dentsu, except as provided in Section 5.1 and except for
Transfers:

          (i) required under Section 5.4(a) or Section 5.4(b)(ii) to comply with Dentsu's obligations set forth therein or permitted under 5.4(b)(iii);

          (ii) resulting from the reversion of the bare ownership (nue-propriete) of the Publicis Shares held by Dentsu to the holders of the usufruct interest in such Publicis Shares pursuant to the Agreement for the Transfer of the Nue-Propriete of Certain Publicis Shares, dated as of September 24, 2002, among Dentsu, Wilmington Trust Company, and Publicis; and

          (iii) into any Tender Offer (as such term is defined in Section 5.3(c)(i) below) (A) in respect of which (1) the Supervisory Board (x) has recommended that the holders of Securities tender any such Securities into such Tender Offer and (y) has indicated that such Tender Offer is in the interest of Publicis, and (2) the Directorate has not publicly (x) recommended that the holders of Securities not tender any such Securities in such Tender Offer and/or (y) indicated that such Tender Offer is not in the interest of Publicis, (B) into which any of Madame Badinter or Madame Badinter's Affiliates tender any Securities owned by them, or (C) described in clause (2) of the first paragraph of Section 6(b).

     5.3 TRANSFERS FOLLOWING THE EXPIRATION DATE; RIGHT OF FIRST REFUSAL

     From the Expiration Date until the end of the term of this Agreement, Dentsu may Transfer all or any portion of the Publicis Shares or Warrants owned by Dentsu as provided in Section 5.1 or otherwise in compliance with this
Section 5.3.

     (a) TRANSFER TO AN IDENTIFIED PERSON

          (i) In the event that Dentsu (A) receives from one or more Persons (the "OFFEROR") a binding offer (an "OFFER") to purchase all or a portion of the Publicis Shares or Warrants owned by Dentsu (the "OFFERED SECURITIES"), and (B) wishes to sell the Offered Securities under the conditions set forth in the Offer, Dentsu shall make a written offer for the sale of such Offered Securities to Madame Badinter at the same price and on the same terms as have been offered by the Offeror (the "OFFERED PRICE"), by notice (the "NOTICE") to Madame Badinter and the Directorate.

          (ii) The Notice shall set forth the terms and conditions of the Offer, including (A) the number of Offered Securities, (B) the Offered Price, (C) the terms of payment (including any proposed purchase price adjustment) and, as the case may be, the representations and warranties to be made by Dentsu, (D) the identity of the Offeror, and (E) a copy of the Offer. In addition to the information set forth in the Notice, Dentsu shall further provide Madame Badinter with additional information relating to such Offer as Madame Badinter may reasonably request.

          (iii) Madame Badinter shall have 10 Business Days from the date the Offer is given in which to notify Dentsu in writing whether she, or one or more persons designated by her (each, a "DESIGNEE"), elects to purchase all but not part of the Offered Securities set forth in such Offer. The 10-Business Day period shall be extended to 45 days in the event that the value of the proposed Offer exceeds any of the thresholds referred to in
     Article 4.1.32 of the Reglement General du Conseil des Marches Financiers (i.e., as of the date of this Agreement, 5% of Publicis' capitalization or 7.5 million euros) or any successor provisions under Applicable Law as such thresholds may be amended from time to time.

          (iv) If Madame Badinter or her Designee elects to purchase the Offered Securities, Dentsu shall Transfer to her or such Designee, and, in each case, such Person shall purchase, the Offered Securities, upon the terms set forth in the Offer within (a) 10 days of the date of expiration of the 10-Business Day period where applicable, or (b) 20 days of the date of expiration of the 45-day period where applicable, by payment of the same consideration set forth in the Notice for such Offered Securities against delivery by Dentsu of all documents necessary to Transfer such Offered Securities. The purchase of the Offered Securities by Madame Badinter or her Designee shall be effected off-market, provided that either (x) the conditions set forth in Articles 4.1.32 and subsequent of the Reglement General du Conseil des Marches Financiers (or any successor provisions under Applicable Law) are met, or (y) Dentsu and Madame Badinter or her Designee may rely on another exemption to effect the purchase off-market.

          (v) If Madame Badinter or her Designee does not elect to purchase all of the Offered Securities within the 10-Business Day period (or the 45-day period where applicable) in accordance with the foregoing or fails to consummate the purchase of all the Offered Securities within the 10-day period (or the 20-day period where applicable), Dentsu shall be free to sell and Transfer such Offered Securities without restriction, provided that if such sale and Transfer of the Offered Securities is not consummated within 60 days of the expiration of such 10-Business Day period or within 180 days of the expiration of such 45-day period (if Madame Badinter fails to notify Dentsu of an election to purchase all of the Offered Securities) or the expiration of such 10-day period or 20-day period (if Madame Badinter notifies Dentsu in a timely manner of an election to purchase all of the Offered Securities, but fails to consummate the purchase), as the case may be, then any Transfer by Dentsu of the Offered Securities shall be once again subject to the requirements of this Section 5.3(a).

     (b) OTHER TRANSFERS

          (i) If Dentsu wishes to sell any of the Publicis Shares or Warrants owned by Dentsu on the open market or to an underwriter or in another organized selling effort (such as a bookbuilding or a secondary offering), Dentsu shall notify Madame Badinter thereof by delivery of a written notice (the "RFO NOTICE") stating: (A) the number of Publicis Shares and/or Warrants proposed to be Transferred (the "SALE SECURITIES"); (B) the proposed price (the "RFO CONSIDERATION"); and (C) an offer to sell the Sale Securities to Madame Badinter at the RFO Consideration.

          (ii) Madame Badinter will have 10 days from the date the RFO Notice is given in which to notify Dentsu whether she, or her Designee, elects to purchase all but not part of the Sale Securities on the terms stated in such RFO Notice. The 10-day period shall be extended to 30 days in the event that the value of the proposed Transfer of the Sale Securities exceeds any of the thresholds referred to in Article 4.1.32 of the Reglement General du conseil des Marches Financiers (i.e., as of the date of this Agreement, 5% of Publicis' capitalization or 7.5 million euros) or any successor provisions under Applicable Law as such thresholds may be amended from time to time.

          (iii) If Madame Badinter or her Designee elects to purchase all but not part of the Sale Securities, she or her Designee shall consummate the purchase of such Sale Securities within (a) 10 days of the date of expiration of the 10-day period where applicable, or (b) 20 days of the date of expiration of the 30-day period where applicable, by payment of cash in the amount of the

     RFO Consideration for such Sale Securities against delivery by Dentsu of all documents necessary to Transfer such Sale Securities. The purchase of the Sale Securities by Madame Badinter or her Designee will be effected off-market, provided that either (x) the conditions set forth in Article
     4.1.32 and subsequent of the Reglement General du Conseil des Marches Financiers (or any successor provisions under Applicable Law) are met, or
     (y) Dentsu and Madame Badinter or her Designee may rely on another exemption to effect the purchase off-market.

          (iv) If Madame Badinter or her Designee does not elect to purchase all of the Sale Securities within the 10-day period (or the 30-day period where applicable) or fails to consummate the purchase of all the Sale Securities within the 10-day period (or the 20-day period where applicable), then Dentsu may sell and Transfer all of the Sale Securities to any other Person without restriction for cash at a price equal to or greater than the RFO Consideration, provided that if Dentsu (x) does not accept an offer from any such other Person to purchase the Sale Securities within 30 Business Days of the expiration of the 10-day or 30-day period specified above (if Madame Badinter fails to notify Dentsu of an election to purchase all of the Sale Securities) or the expiration of the 10-day or 20-day period specified above (if Madame Badinter notifies Dentsu in a timely manner of an election to purchase all of the Sale Securities, but fails to consummate the purchase), as the case may be, or (y) if Dentsu does accept such an offer from any such other Person within such 30 Business Days period but does not consummate the sale and Transfer of the Sale Securities to such other person by the sixtieth day following such thirtieth Business Day, then any Transfer by Dentsu of the Sale Securities shall once again be subject to the requirements of this Section 5.3(b).

     (c) TENDER OFFERS

          (i) In the event of a cash tender offer, an exchange offer, or any combination thereof (offre publique d'achat, offre publique d'echange, offre alternative, offre avec reglement en titres et en numeraire, garantie de cours) (the "TENDER OFFER") is launched by a Person other than Dentsu or any of its Subsidiaries at any time after the Expiration Date, Dentsu shall have the right without any restriction to tender all or part of the Publicis Shares and/or Warrants owned by Dentsu into such Tender Offer if
     (A)(1) the Supervisory Board (x) has recommended that the holders of Securities tender any such Securities into such Tender Offer and (y) has indicated that such Tender Offer is in the interest of Publicis, and (2) the Directorate has not publicly (x) recommended that the holders of Securities not tender any such Securities in such Tender Offer and/or (y) indicated that such Tender Offer is not in the interest of Publicis, or (B) Madame Badinter or Madame Badinter's Affiliates have tendered any Securities owned by them into such Tender Offer or (C) the Tender Offer is a Tender Offer described in clause (2) of the first paragraph of Section 6(b).

          (ii) In the event that (A) the Supervisory Board (1) has recommended that the holders of Securities not tender any Securities into a Tender Offer and/or (2) has indicated that such Tender Offer is not in the interest of Publicis, or (B) the Supervisory Board has stated that it will remain neutral or is unable to take a position with respect to a Tender Offer, and/or (C) the Directorate has publicly (1) recommended that the holders of Securities not tender any such Securities into such Tender Offer and/or (2) indicated that such Tender Offer is not in the interest of Publicis, and (D) none of Madame Badinter or Madame Badinter's Affiliates have tendered any Securities owned by them into a Tender Offer referred to in the preceding clause (A) or (B) and (C) the Tender Offer is not a Tender Offer described in Section 5.3(c)(i)(C) (a "HOSTILE TENDER OFFER"), Dentsu shall nevertheless have the right to tender all or part of the Publicis Shares and/or Warrants owned by Dentsu into such Hostile Tender Offer (the "TENDERED SECURITIES"), subject to Madame Badinter's right to purchase or cause her Designee to purchase all but not part of the Tendered Securities under the terms set forth below. In the event of such recommendation or indication, if Dentsu wishes to tender the Tendered Securities into the Hostile Tender Offer, Dentsu shall provide Madame Badinter with prior notice (the "TENDER OFFER NOTICE") of such intention no later than five Trading Days following the decision of the Conseil des Marches Financiers (the "CMF") that declares admissible the Hostile Tender Offer, it being agreed that any such Tender Offer Notice shall be deemed automatically renewed upon occurrence of a competing Tender Offer (offre concurrente) or improved Tender Offer (surenchere). The Tender Offer Notice shall indicate the number of Tendered Securities.

          (iii) In the event that Madame Badinter wishes to acquire or have her Designee (whose performance will be personally guaranteed by Madame Badinter) acquire all but not part of the Tendered Securities set forth in the Tender Offer Notice, Madame Badinter or her Designee shall notify Dentsu of her or its election to purchase such Tendered Securities no later than the fourth Trading Day preceding the closing of the Hostile Tender Offer. In such case, the purchase of the Tendered Securities shall be effected no sooner than the fourth Trading Day preceding the closing of the Hostile Tender Offer, and in the event of a competing Tender Offer or an improved Tender Offer, the price at which Madame Badinter or her Designee shall acquire the Tendered Securities shall be the highest price offered, provided that if the highest price offered exceeds by more than 5% the price set forth in Madame Badinter's or her Designee's notice, Madame Badinter or her Designee shall have the right to abandon the transaction if she or her Designee notifies Dentsu in writing at least 96 hours before the closing of the competing Tender Offer or improved Tender Offer, whichever is earlier.

          (iv) The price at which Madame Badinter or her Designee shall be entitled to acquire the Tendered Securities shall be determined as follows:

          (X) in the event of a cash tender offer or an alternative offer (offre alternative), the price shall be the highest price of the relevant Tender Offer for a share of Publicis capital stock or a Warrant, as the case may be; and

          (Y) in the event of an exchange offer or offer combining delivery of shares and payment in cash, the price shall be the average of the opening stock exchange trading price of a share of Publicis capital stock or a Warrant, as the case may be, during a period of 15 Trading Days starting from the opening of the relevant Tender Offer.

          (v) In the event that Madame Badinter or her Designee fails to notify Dentsu of her or its election to purchase the Tendered Securities or, having made such election, Madame Badinter or her Designee, as the case may be, fails to purchase the Tendered Securities in compliance with this
     Section 5.3(c), Dentsu shall be entitled to Transfer all or a portion of the Tendered Securities into the Tender Offer in compliance with the terms of the Tender Offer Notice without prejudice to such rights as Dentsu may have against Madame Badinter.

     5.4 STANDSTILL

     (a) STANDSTILL PROVISION

     Except as provided in paragraph (b) below, from the date hereof until the Expiration Date or such earlier date on which this Agreement shall have been terminated in accordance with Section 10, Dentsu shall not, except with the prior consent of Madame Badinter, hold, alone or in concert with others (other than with Madame Badinter or any of her successors), more than 15% of the voting rights of Publicis Shares, as determined on each Reduction Date (defined below) and calculated pursuant to the Fraction (defined below), the numerator of which shall be determined as of the Reduction Date and the denominator of which shall be determined as of the Basic Date (defined below) (the foregoing, the "PERMITTED LEVEL").

     Dentsu shall give Madame Badinter and the Chairperson of the Directorate notice (the "BASIC NOTICE"), not later than the fifteenth day of every even calendar month beginning on October 2003, of (i) the total number of voting rights, as calculated pursuant to the numerator of the Fraction, pertaining to all Publicis Shares owned by Dentsu and its Subsidiaries as of the last day of the month (the "BASIC DATE") immediately preceding the month in which such Basic Notice is given, (ii) an estimate of the aggregate voting rights pertaining to all Publicis Shares owned by all shareholders of Publicis (including Dentsu) as of the Basic Date, based on information then known to Dentsu, and (iii) the percentage of the voting rights of Publicis Shares represented by Publicis Shares owned by Dentsu as calculated pursuant to the Fraction as of the Basic Date. The Basic Notice shall state the source of information used to determine the number of voting rights set forth in the Basic Notice.

     Madame Badinter may, at her discretion, cause the Chairperson of the Directorate to give Dentsu notice (the "CHALLENGE NOTICE"), not later than 20 days following receipt by Madame Badinter of the Basic Notice, setting forth (i) the aggregate voting rights pertaining to all Publicis Shares owned by all shareholders of Publicis (including Dentsu) as of the Basic Date and (ii) the percentage of the voting rights of Publicis Shares represented by Publicis Shares owned by Dentsu as calculated pursuant to the Fraction as of the Basic Date.

     If Dentsu holds in excess of 15% of the voting rights of Publicis Shares as determined pursuant to the Fraction as of the applicable Basic Date, and either
(x) the Basic Notice so states or (y) a Challenge Notice has been given to Dentsu in accordance with the preceding paragraph, then Dentsu shall, by (A) if a Challenge Notice has not been given to Dentsu, by the fortieth day following the delivery by Dentsu of the Basic Notice if it is a Business Day, and if it is not, by the next succeeding Business Day, and (B) if a Challenge Notice has been given to Dentsu, by the twentieth day following Dentsu's receipt thereof if it is a Business Day, and if it is not, by the next succeeding Business Day (the Business Day as determined in each of clauses (A) and (B), the "REDUCTION DATE"), reduce its aggregate ownership of voting rights of Publicis Shares (whether by contributing the right to enjoyment (jouissance) of the voting rights pertaining to Publicis Shares to the SEP (defined below), by converting Publicis Shares held in registered form to bearer form, by selling Publicis Shares or otherwise) to the Permitted Level and provide Madame Badinter (with a copy to the Chairperson of the Directorate) with information as to how the reduction was accomplished.

     For the purposes of this Section 5.4(a), Dentsu shall be deemed to include its Subsidiaries, and the Publicis Shares and the voting rights pertaining to Publicis Shares owned by Dentsu and its Subsidiaries shall be aggregated. The percentage of the voting rights of Publicis Shares represented by Publicis Shares owned by Dentsu shall be the percentage that results from a fraction (the "FRACTION"), the numerator of which shall be the aggregate voting rights pertaining to Publicis Shares owned by Dentsu other than the SEP Shares referred to in Section 5.4(b)(iii), less any voting rights pertaining to Publicis Shares that have been issued or delivered to Dentsu upon exercise of any Warrants, and the denominator of which shall be the aggregate voting rights pertaining to all Publicis Shares owned by all shareholders of Publicis (including Dentsu). None of the voting rights pertaining (x) to any Publicis Shares issuable, issued or delivered to Dentsu upon the exercise of any Warrants, (y) to any Publicis Shares issuable to Dentsu upon redemption of the ORANEs (defined below), or (z) to the qualifying Publicis Shares required to be owned by each Dentsu Member pursuant to the By-Laws, in any such case, shall be taken into account in the numerator of the Fraction for the purpose of any calculation of the Permitted Level.

     Each Challenge Notice may state that it has been given to the best of Publicis's knowledge, after due inquiry, which inquiry, for the avoidance of doubt, shall not include any obligation to conduct a titres au porteur identifiable procedure.

     Upon the request of Madame Badinter given in writing to Dentsu, Dentsu shall provide to Madame Badinter, within 15 days of receipt of such written request, a notice (the "INTERIM BASIC NOTICE") setting forth the same information as is required to be set forth in a Basic Notice, except that such information shall be as of the date specified in Madame Badinter's written request (which date shall be no later than the date such written request is given to Dentsu). For purposes of this Section 5.4(a), an Interim Basic Notice shall constitute a Basic Notice and the date as of which such information is provided in such Interim Basic Notice shall constitute the Basic Date. Upon Dentsu's giving an Interim Basic Notice to Madame Badinter, Dentsu shall not be required to (i) take any further actions in respect of any then outstanding Basic Notice and/or Challenge Notice, or (ii) give the next succeeding Basic Notice as determined in accordance with the second paragraph of this Section 5.4(a).

     (b) EXCEPTIONS TO THE STANDSTILL

     Neither Dentsu nor any Subsidiary of Dentsu shall be deemed to have exceeded the Permitted Level by reason of any of the following:

          (i) (A) any repurchase of Publicis Shares or other reduction of capital by Publicis, (B) the loss of double voting rights attached to Publicis Shares held in registered form by third parties including, without limitation, as a result of the Transfer of such Publicis Shares or the conversion of such Publicis Shares to bearer form, (C) any sanction whereby any shareholder of Publicis is deprived of the voting rights attached to its Publicis Shares, or (D) any other event the occurrence of which results in Dentsu's and its Subsidiaries' having, in the aggregate, "passively" (i.e., without taking any action) exceeded the Permitted Level;

          (ii) inadvertent or unintentional acquisition of voting rights in excess of the Permitted Level, for reasons other than those set forth in clause (i) of this paragraph (b), provided that, upon notice thereof from Publicis or Madame Badinter pursuant to Section 5.4(a) or upon Dentsu's otherwise acquiring knowledge thereof, Dentsu and/or any of its Subsidiaries shall promptly reduce their aggregate ownership of voting rights in respect of Publicis Shares (whether by contributing the right to enjoyment (jouissance) of Publicis Shares to the SEP, by converting Publicis Shares held in registered form to bearer form, or otherwise) to the Permitted Level; or

          (iii) the ownership of any Publicis Shares (the "SEP SHARES") (A) the right to enjoyment (jouissance) of which has been contributed from time to time to a special purpose entity (societe en participation) in accordance with the by-laws (statuts) of such entity, which by-laws are in the form attached hereto as Exhibit 3, along with an English translation thereof

     (such entity, the "SEP"), and (B) which Dentsu is not entitled to vote, which right to enjoyment and voting restrictions shall automatically terminate from time to time to the extent that the ownership of full property rights in the Publicis Shares the right to the enjoyment of which is so terminated would not cause the Permitted Level to be exceeded.

     (c) EXCESS VOTING RIGHTS

     In the event that Dentsu or any of its Subsidiaries shall in the aggregate exceed the Permitted Level for any reason, including any of the reasons set forth in clauses (i) through (iii) of Section 5.4(b) above, then, without prejudice to any of Madame Badinter's rights hereunder, neither Dentsu nor any such Subsidiary shall vote at any shareholders' meeting of Publicis such number of Publicis Shares owned by Dentsu or such Subsidiary that represent voting rights in excess of the Permitted Level and Dentsu shall take, agree to take or cause to be taken all necessary and appropriate actions (but not including the sale of any Securities owned by Dentsu or any of its Subsidiaries if the Permitted Level is exceeded for the reasons set forth in clause (i) of Section 5.4(b) above) to give effect to this Section 5.4(c).

     (d) PURCHASES

      Notwithstanding any provision of this Section 5.4, Dentsu and each of its Subsidiaries may acquire Publicis Shares on the open market or otherwise up to the Permitted Level.

     (e) CONSULTATIONS UPON ACQUISITION BY A THIRD PARTY OF A POSITION

     If any Person or group of Persons acting in concert (other than with Madame Badinter or any of her successors), acquires in a single transaction or a series of related transactions, an aggregate number of Publicis Shares (a "POSITION") entitling such Person or group of Persons to a percentage of voting rights of Publicis equal to or more than the percentage of voting rights pertaining to Publicis Shares held by Madame Badinter alone or in concert with others (other than with Dentsu and its Subsidiaries), then Madame Badinter and Dentsu shall consult promptly thereafter in good faith in order to determine how to proceed in respect of such Person or group of Persons acquiring a Position and shall take such actions as may be agreed upon pursuant to such consultation.

     (f) REGISTERED FORM

     Dentsu and its Subsidiaries shall hold all Publicis Shares and Warrants owned by them in pure registered form ("nominatif pur"), provided that Dentsu and its Subsidiaries may convert and hold any number of Publicis Shares and Warrants in bearer form in order to comply with their obligations under this
Section 5.4.

     5.5 TRANSFERS OF ORANES

     The provisions of this Section 5 shall not apply in any respect to the obligations remboursables en actions nouvelles ou existantes received by Dentsu as consideration in the Merger (the "ORANEs"). During the term of this Agreement, the ORANEs shall be subject (i) to the same transfer restrictions and orderly marketing procedures applicable to the obligations remboursables en actions nouvelles ou existantes received by the former Class A stockholders of Bcom3 as consideration in the Merger for so long as such restrictions shall be in force; and (ii) after the termination of such transfer restrictions and orderly marketing procedures, to the right of first offer by Publicis as provided in Section 4.4(h) of the Publicis Shareholders' Agreement.

     SECTION 6. AGREEMENTS WITH THIRD PARTIES, ETC.

     (a) DENTSU'S AGREEMENTS WITH THIRD PARTIES, ETC.

     Dentsu shall not enter into any agreement concerning the direction and management of Publicis with any Person without the prior written permission of Madame Badinter.

     Notwithstanding Section 5.4(b), Dentsu shall not, and shall not permit any of its Affiliates, without Madame Badinter's prior written permission, to take any action (including without limitation the acquisition of Publicis Shares or voting rights in Publicis) or omit to take any action that results, or in the reasonable opinion of Madame Badinter (supported, if disputed in good faith by Dentsu, by a decision or a ruling of the CMF) would result, in Dentsu's or any of its Affiliates' being required to launch a tender offer for Publicis Shares and/or Securities and/or Madame Badinter's being required to join Dentsu and/or its Affiliates in making such a tender offer.

     In the event that Dentsu or any of its Affiliates shall fail to comply with the foregoing provisions of this Section 6(a), Madame Badinter may, without prejudice to her other rights (including any right to require Dentsu to terminate immediately or undo such action), terminate this Agreement with immediate effect by notice to Dentsu without any other formalities being required, provided that any notice by Madame Badinter to Dentsu terminating this Agreement based on Madame Badinter's reasonable opinion as set forth in the immediately preceding paragraph, shall not be effective unless by the fifth day following delivery of such notice (or delivery of the decision or ruling of the CMF, if applicable), Dentsu shall not have cured such failure to comply, in which case, this Agreement shall be terminated effective as of such fifth day.

     (b) AGREEMENTS AMONG MADAME BADINTER AND THIRD PARTIES

     Madame Badinter shall not, and shall not permit any Affiliate of Madame Badinter, without Dentsu's prior written permission to (x) enter into any agreement concerning the direction and management of Publicis with any Person or
(y) take any action (including without limitation the acquisition of Publicis Shares or voting rights in Publicis) or omit to take any action that results, or in the reasonable opinion of Dentsu (supported, if disputed in good faith by Madame Badinter, by a decision or a ruling of the CMF) would result, in either case, (1) in Dentsu's or any of its Affiliates being required to join Madame Badinter or any of her Affiliates or any such Person in launching a tender offer for Publicis Shares and/or Securities, or (2) in Madame Badinter's and/or any of her Affiliates' launching or being required to launch a tender offer, on her own or together with any such Person, for Publicis Shares and/or Securities unless Dentsu and its Affiliates are permitted to sell any Publicis Shares and/or other Securities owned by them into such tender offer on the same terms and conditions offered to the other holders of Publicis Shares and/or Securities.

     Madame Badinter shall provide, or shall cause any Affiliate of Madame Badinter to provide, Dentsu with copies of any draft agreement to be entered by any of them with any Person relating to the management and the direction of Publicis as a result of which Madame Badinter or any such Affiliate may be deemed to act in concert with such Person.

     In the event that Madame Badinter and/or any Affiliate of Madame Badinter shall fail to comply with the foregoing provisions of this Section 6(b), Dentsu may terminate this Agreement with immediate effect by notice to Madame Badinter without any other formalities being required. Dentsu may terminate this Agreement in the same manner and with the same effect, in the event that, at any time following the conclusion of any agreement concerning the direction and management of Publicis with any Person, any of Madame Badinter, any Affiliate of Madame Badinter or such Person, takes any action or actions which results, or in Dentsu's reasonable opinion would result, in Dentsu's being required to join with any such Person in making a tender offer for Publicis. Notwithstanding the foregoing, any notice by Dentsu to Madame Badinter terminating this Agreement based on Dentsu's reasonable opinion as set forth in the immediately preceding sentence or in the first paragraph of this Section 6(b), shall not be effective unless by the fifth day following delivery of such notice (or delivery of the decision or ruling of the CMF, if applicable), Madame Badinter shall not have cured such failure to comply, in which case, this Agreement shall be terminated effective as of such fifth day. Termination by Dentsu of this Agreement pursuant to this Section 6(b) shall be without prejudice to Dentsu's other rights (including any rights to require Madame Badinter to terminate immediately or undo any action giving rise to Dentsu's right of termination under this Section 6(b)).

     SECTION 7. DECLARATIONS AND COVENANTS OF MADAME BADINTER

     (a) DECLARATION

     Madame Badinter expressly declares that she owns her Publicis Shares under the French marital regime of separate property (regime de separation de biens).

     (b) COVENANTS

     (i) Madame Badinter shall use her best efforts, and shall cause the EB Representatives on the Supervisory Board to use their respective best efforts, to cause Publicis, to comply with the provisions of the Publicis Shareholders' Agreement. Madame Badinter shall use her best efforts to, and shall cause the EB Representatives on the Supervisory Board to use their respective best efforts, to cause Publicis, to take all actions required to be taken by Publicis pursuant to the Strategic Alliance Agreement.

     (ii) Madame Badinter shall (A) use her best efforts to provide to Dentsu, promptly upon any increase or decrease in the number of Publicis Shares or voting rights of Publicis Shares held by Madame Badinter or any Affiliate of Madame Badinter, notice containing a detailed table showing such increase or decrease in the number of such Publicis Shares or voting rights of Publicis Shares, which notice in any event shall be provided within 30 days of any increase thereof due to the acquisition of Publicis Shares (whether by purchase, issuance, upon exercise or redemption of any Security or otherwise) by Madame Badinter or any of her Affiliates and within 60 days of any other increase thereof or any decrease thereof and (B) notify such increase or decrease to the CMF to the extent required by Applicable Laws.

     SECTION 8. ANTI-DILUTION

     (a) Madame Badinter shall use her best efforts to ensure that, so long as this Agreement remains in force, Dentsu will be protected against any dilution from a capital increase of Publicis through the issuance of Securities (a "DILUTIVE ISSUANCE") to which Dentsu is not entitled to subscribe by exercising preemptive rights (droits preferentiels de souscription) as provided in the Publicis Shareholders' Agreement.

     To this effect, Madame Badinter shall, and shall cause the EB Representatives on the Supervisory Board and shall use her best efforts to cause the Directorate to, comply with the anti-dilution provisions set forth in
Section 5 of the Publicis Shareholders' Agreement.

     Accordingly, Madame Badinter (x) shall not take, and shall not permit the EB Representatives on the Supervisory Board to take, any action or permit any action to be taken (and shall use her best efforts to cause the Directorate not to take any action), including, without limitation, the proposal at any Publicis shareholders' meeting of any Dilutive Issuance, that may result in a violation of the anti-dilution provisions set forth in Section 5 of the Publicis Shareholders' Agreement or would restrict Dentsu's ability to benefit fully from the method of anti-dilution protection agreed upon pursuant to Section 5 of the Publicis Shareholders' Agreement (including, without limitation, by the acquisition by Madame Badinter or any of her Affiliates of voting rights in Publicis), and (y) shall vote her Publicis Shares for the approval of any reserved issuance of Securities or sale of treasury shares to Dentsu proposed by the Directorate and/or the Supervisory Board in compliance with the anti-dilution provisions set forth in Section 5 of the Publicis Shareholders' Agreement.

     (b) In the event that Madame Badinter shall fail to comply with any of the provisions of Section 8(a) and a Dilutive Issuance is implemented, as a result of which Dentsu falls below the Permitted Level as calculated pursuant to
Section 5(b) of the Publicis Shareholders' Agreement, then Dentsu may terminate this Agreement with immediate effect by notice to Madame Badinter, without any other formalities being required.

     (c) In the event that Madame Badinter shall have complied with all of the provisions of Section 8(a) and a Dilutive Issuance is implemented (irrespective of whether Madame Badinter has voted for or against the approval of the Dilutive Issuance), as a result of which Dentsu falls below the Permitted Level as calculated pursuant to Section 5(b) of the Publicis Shareholders' Agreement, then Dentsu may terminate Sections 5.1, 5.2, 5.3 and 5.5 of this Agreement with immediate effect by notice to Madame Badinter (with a copy to Publicis), without any other formalities being required, provided, that any notice terminating this Agreement pursuant to this Section 8(c) (a "DILUTION TERMINATION NOTICE") shall not be effective until the earlier of (X) the thirtieth day following the date on which such Dilution Termination Notice is given to Madame Badinter and (Y) the Equity Accounting Date next following delivery of such Dilution Termination Notice to Publicis (such earlier date, the "DILUTION TERMINATION DATE"), if, and only if between the date of delivery of such Dilution Termination Notice to Publicis and the Dilution Termination Date, Madame Badinter shall have complied with all the provisions set forth in Section 8(a) and, notwithstanding such compliance and Dentsu's continuing compliance with Section 5(a)(ii) of the Publicis Shareholders' Agreement, on the Dilution Termination Date, Dentsu's voting rights in Publicis remain below the Permitted Level as calculated pursuant to Section 5(b) of the Publicis Shareholders' Agreement following the issuance of Securities discussed in Section 5(a) of the Publicis Shareholders'Agreement, further provided that after any Dilution Termination Notice becomes effective on the Dilution Termination Date any Transfer by Dentsu of Publicis Shares, ORANEs and Warrants owned by it will be subject to a right of first refusal and right of first offer by Madame Badinter on the terms and subject to the conditions described in Section 5.3 of this Agreement, and, if Madame Badinter does not purchase such Securities pursuant to such rights, such Securities may otherwise be sold only in accordance with the orderly marketing provisions of clauses (i), (ii) and (iii) of Section 4.3 of the Publicis Shareholders' Agreement, and further provided that Dentsu shall not knowingly transfer any such Securities to a Major Publicis Competitor.

     SECTION 9. EQUITY ACCOUNTING REQUIREMENTS

     Dentsu and Madame Badinter agree that, if any of the arrangements contemplated by this Agreement would result in Dentsu's inability to equity account under Japanese regulations and/or generally accepted accounting principles as the same may be changed from time to time for its investment in Publicis, Dentsu and Madame Badinter will use their respective best efforts to adjust such arrangements to the extent necessary so as to permit Dentsu to equity account for its investment in Publicis, provided that the economic and legal substance of such adjusted arrangements will be substantially equivalent to that of the arrangements contemplated initially by this Agreement. Dentsu agrees to (i) notify Madame Badinter if at any time the arrangements contemplated by this Agreement would result in Dentsu's inability to equity account for its investment in Publicis, which notice shall set forth in reasonable detail the basis upon which Dentsu believes it would be unable to equity account for its investment in Publicis, and (ii) make available Dentsu's accountants to discuss such matters with Madame Badinter and her representatives.

     SECTION 10. TERM OF AGREEMENT; EARLY TERMINATION

     10.1 TERM

     This Agreement shall terminate on July 12, 2014, unless prior to such date it shall have been extended for a renewal term of 12 years by written agreement of the Parties.

     10.2 EARLY TERMINATION

     (a) EARLY TERMINATION BY DENTSU

     Dentsu may terminate this Agreement with immediate effect by notice to Madame Badinter, without any other formalities being required:

          (i) pursuant to Section 6(b) (subject to the second to last sentence of the third paragraph of Section 6(b));

          (ii) pursuant to Section 3.1(a)(ix) or Section 8(b) or Section 8(c);
     or

          (iii) in the event that Dentsu has terminated the Strategic Alliance Agreement due to breach by Publicis of its obligations under Section 1(iv)(b) thereof.

     (b) EARLY TERMINATION BY MADAME BADINTER

     Madame Badinter may terminate this Agreement as specified by Section 6(a).

     (c) AUTOMATIC TERMINATION

     This Agreement shall terminate automatically, upon the occurrence of any of the following events ("TERMINATION EVENTS"):

          (i) the Parties shall agree in writing to terminate the Agreement; or

          (ii) during any period of three consecutive months, any of the Parties shall individually hold less than 5% of the Publicis Shares or the voting rights in Publicis, except as a result of such Party's breach of this Agreement.

     (d) TERMINATION UPON DEFAULT

     Subject to Sections 10.2(a) and 10.2(b), either Party may terminate this Agreement with immediate effect by notice to the other Party, without any other formalities being required, if such other Party is in material default under this Agreement and has failed to cure such default within 30 days following its receipt of notice of default from the other Party.

     (e) EFFECT OF TERMINATION

     In the event of the termination of this Agreement, this Agreement shall have no further force or effect except as expressly provided for herein, and no Party shall have any liability to the other Party hereunder except for any liability resulting from any Party's breach of any of its obligations under this Agreement, provided that the provisions of Sections 12.2, 12.3, and 12.4 shall survive any such termination.

     (f) DIFFERENT VOTES

     Without prejudice to the obligations set forth in Section 4, the Parties expressly acknowledge that a Party's casting at any meeting of Publicis' shareholders one or more votes differently from the votes cast by the other Party shall not constitute sufficient ground for either Party to seek the termination of this Agreement.

     Section 11. CONCERTED ACTION - REGULATORY MATTERS

     11.1 CONCERTED ACTION

     Pursuant to the decision issued by the CMF under n(degree) 20260590 dated May 24, 2002 whereby the CMF has granted to Madame Badinter and Dentsu an exemption from the obligation to launch a tender offer as a result of the Merger, the Parties acknowledge that the provisions of this Agreement constitute a concerted action (action de concert) among the Parties pursuant to Article L.233-10 of the French Code de Commerce. As a result of such concerted action, the Parties acknowledge that they will be jointly liable for the performance of any of their respective obligations under French stock market regulations as long as this concerted action remains in force.

     The Parties also agree that if and when such concerted action ceases as a result of the termination of this Agreement or otherwise, they shall promptly so declare to the CMF.

     11.2 FILING REQUIREMENT

     Pursuant to Article L. 233-11 of the French Code de Commerce, the Parties shall cooperate (i) to file this Agreement with the CMF no later than 8 days following the date hereof for publication purposes and (ii) to respond to any queries the CMF may have in connection therewith.

     Section 12. MISCELLANEOUS

     12.1 NOTICES

     (a) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be either (i) personally delivered, (ii) sent by Federal Express or other reputable overnight courier or (iii) sent by telecopier (with a copy also sent by reputable overnight courier) to the Party for which it is intended at the following address:

     (1) if to Dentsu, to:

         Dentsu Inc.
         1-8-1 Higashi-Shimbashi
         Minato-ku, Tokyo 105-7001, Japan
         Attention:  Mr. Fumio Oshima, Executive Vice President
         Telecopier No. (813) 6217-5512

         with a copy to:

         Debevoise & Plimpton
         919 Third Avenue
         New York, NY  10022, U. S. A.
         Attention:  Louis Begley and Gregory V. Gooding
         Telecopier No. 212-909-6836

         and

         Debevoise & Plimpton
         21, Avenue George V
         75008 Paris, France
         Attention:  Antoine F. Kirry
         Telecopier No. 33-1 4720-5082

or to such other address as Dentsu may have designated by notice hereunder; and

     (2) if to Madame Badinter, to:

         Madame Elisabeth Badinter
         c/o Publicis Groupe S.A.
         133, Avenue des Champs-Elysees
         75008 Paris, France
         Telecopier No. (33) 1 44 43 75 50

         with a copy to:

         Darrois Villey Maillot Brochier
         69, avenue Victor Hugo
         75116 Paris, France
         Attention:  M. Jean-Michel Darrois
         Telecopier No. (33) 1 45 01 91 68

or to such other address as Madame Badinter may have designated by notice hereunder.

     (b) Every notice, demand, request or other communication hereunder shall be deemed to have been duly given or served: (i) on the date on which personally delivered, with receipt acknowledged, (ii) two Business Days after timely delivery to Federal Express or other reputable overnight courier, if sent by courier or (iii) upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the communication have been transmitted without error, if sent by telecopy (subject to a copy of such communication also being sent by reputable overnight courier).

     12.2 GOVERNING LAW, ETC.

     This Agreement shall be governed in all respects, including as to validity, interpretation and effect thereof, by the laws of the Republic of France.

     12.3 ARBITRATION

          (i) Any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement, or the breach, termination or validity thereof, shall be referred to and finally settled by arbitration conducted in accordance with the Arbitration Rules of the London Court of International Arbitration (the "LCIA RULES") in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Parties. The seat of the arbitration shall be Geneva, Switzerland. The arbitration shall be conducted in the English language, provided that either Party may submit testimony or documentary evidence in the French or Japanese language if it furnishes, upon the request of the other Party, interpretation or translation, as the case may be, into English of any such testimony or documentary evidence.

          (ii) The arbitration shall be conducted by three arbitrators. The Party commencing the arbitration (the "CLAIMANT") and the other Party (the "RESPONDENT") shall each nominate one arbitrator for appointment according to the procedure set forth in the LCIA Rules. The first two arbitrators so nominated shall nominate a third arbitrator within 30 days after the nomination of the second arbitrator. When the third arbitrator has accepted the nomination, the two arbitrators making the nomination shall promptly notify the Parties of the nomination. If the first two arbitrators appointed fail to nominate a third arbitrator or so to notify the Parties within the time period prescribed above, then the President of the Tribunal de Premiere Instance du Canton de Geneve shall nominate the third arbitrator and shall promptly notify the Parties of the nomination. The third arbitrator so-appointed shall act as Chair of the arbitral tribunal.

          (iii) The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the Parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets.

     12.4 JUDICIAL PROCEDURE

     Nothing in Section 12.3 shall be construed to prevent any Party from seeking from a court a temporary restraining order or other temporary or preliminary relief to preserve the status quo pending final resolution of a dispute, controversy or claim pursuant to Section 12.3, or if such Party makes a good faith determination that a breach of the terms of this Agreement by another Party is such that a temporary restraining order or other temporary or preliminary relief is the only appropriate and adequate remedy at such time.

     12.5 BINDING EFFECT.

     This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns, and any reference to a Party in this Agreement shall be deemed to be a reference to such Party's heirs, successors and permitted assigns.

     12.6 ASSIGNMENT

     This Agreement will not be assignable or otherwise transferable by any Party without the prior written consent of the other Party.

     12.7 NO THIRD-PARTY BENEFICIARIES

     Nothing in this Agreement shall confer any rights upon any Person other than the Parties and their respective heirs, successors and permitted assigns.

     12.8 AMENDMENT; WAIVERS, ETC.

     No amendment, modification or discharge of this Agreement, and no waiver hereunder, will be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver will constitute a waiver only with respect to the specific matter described in such writing and will in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, will be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any Party may otherwise have at law or otherwise.

     12.9 SEVERABILITY

     If any provision, including any phrase, sentence, clause, or Section, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances will not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     12.10 CONFIDENTIALITY

     The Parties shall keep this Agreement strictly confidential and will not disclose the provisions hereof except as may be required by Applicable Laws and stock exchange rules and to their respective advisers. Except as may be required by Applicable Laws or such rules, any press release or similar communication as to this Agreement by either Party must be reviewed and approved in advance in writing by the other Party, and the other Party must be given a reasonable opportunity to comment thereon.

     12.11 EXECUTION COPIES

     This Agreement shall be executed in four original copies, each of which shall be an original.

     12.12 ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof, including without limitation the EB MOU and the letter agreement, dated March 7, 2002, among Dentsu, Madame Badinter and Publicis in respect of the EB MOU.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.




/s/ ELISABETH BADINTER
----------------------------
Madame Elisabeth Badinter              DENTSU INC.
                                       duly represented by:


                                       /s/ YUTAKA NARITA
                                       ---------------------
                                       Yutaka Narita
                                       Chairman & CEO

                                    EXHIBIT 1

                           MAJOR PUBLICIS COMPETITORS
                           --------------------------


     1. WPP

     2. IPG

     3. Omnicom

     4. Havas

                                    EXHIBIT 2

                ARTICLE 8, PARAGRAPHS 3, 4 AND 7 OF THE JAPANESE
                        MINISTERIAL REGULATION REGARDING
                              FINANCIAL STATEMENTS




     [PROVIDED IN JAPANESE; TRANSLATION INCLUDED AS THE FOLLOWING DOCUMENT.]

         ENGLISH TRANSLATION OF ARTICLE 8, PARAGRAPHS 3, 4 AND 7 OF THE JAPANESE MINISTERIAL REGULATION REGARDING FINANCIAL STATEMENTS
         ---------------------------------------------------------------


Paragraph 3

"Parent" means a corporation controlling an organ (general shareholders meeting and the like; hereinafter, the "Control Organ") of another corporation (including other business entity (which may include foreign entity comparable thereto) such as partnership and the like) which decides the policy of finance, operation or business of such another corporation. "Subsidiary" means such another corporation. When the parent together with the subsidiary or the subsidiary controls the Control Organ of another corporation, such another corporation is deemed to be the subsidiary of the parent.

Paragraph 4

"A corporation controlling the Control Organ of another corporation" in paragraph 3 above mean the corporation as set forth in the following items: -

     1. A corporation which owns in its account the majority of the voting right of another corporation (excluding a corporation subject to the declaration of commencement of reorganization proceedings under the Corporate Reorganization Law, of rehabilitation proceedings under the Civil Rehabilitation Law or of corporate arrangement under the Commercial Code or of the bankruptcy under the Bankruptcy Law and other corporation subject to similar procedure, there existing no effective control relationship); or

     2. A corporation which owns in its account 40 percent or more (but 50 percent or less) of the voting right of another corporation, falling under any of the following:

     a. Owning another corporation's majority of voting right, when the voting right it holds in its own account, and the voting right held by those who are expected to exercise the voting right in the same way as the corporation because of close relationship between the two corporations based on investment, personnel affaires, funds, technology or business transactions, and those who have agreed to exercise the voting right in the same way, are aggregated;

     b. The directors, statutory auditors or employees (or those who had been such persons) of the corporation who may influence the determination of policies of another corporation in respect of its finance, operation or business occupy the majority of the members of the board of directors or the like;

     c. There is a contract controlling the decision-making of the material policy of finance, operation or business of another corporation;

     d. Majority of the aggregate amount of borrowings (including guarantee and providing of collateral) (only those which are shown on the liabilities part of sheet) of another corporation is made by the corporation (including the cases where the corporation holds the majority when the amount of borrowing made by those who have close relationship in respect of investment, personnel affairs, funds, technology and business transactions is aggregated to the amount held by the corporation);

     e. There is a fact by which it is inferred that the corporation controls another corporation's Control Organ in the method other than a. to d. as above; or

     3. A corporation which owns majority of another corporation's voting right when the voting right it owns in its account, and the voting rights held by those who are expected to exercise the voting rights in the same way as the corporation because of close relationship between the two corporations based on investment, personnel affairs, fund, technology or business transactions, and the voting right held by those who have agreed to exercise the voting right in the same way as the corporation (including the cases where none of the voting right is held in its account), are aggregated, provided that the corporation must fall under any of 2. b. to e. as above.

     Paragraph 7

     A special purpose company (meaning the Special Purpose Company as defined in paragraph 3 of Article 2 of the Asset Securitization Law and the entity operating the same type of business as such Special Purpose Company, change in the corporate purpose of which is restricted) is considered to be independent of investors in the relevant special purpose company or a company which sold its asset to the relevant special purpose company (such investors and company are hereinafter referred to as investors), and notwithstanding the provisions of paragraphs 3 and 4 above, is presumed not to be a subsidiary of such investors, if and when the special purpose company has been incorporated for the purpose of enabling the holders of the securities issued by the special purpose company to enjoy the benefit generated from the asset which the special purpose company purchased at the fair price and the business of the special purpose company is properly operated in compliance with such purpose.

                                    EXHIBIT 3

                  FORM OF BY-LAWS (STATUTS) OF SPECIAL PURPOSE
                        ENTITY (SOCIETE EN PARTICIPATION)
                  ---------------------------------------------


                          [THIS DOCUMENT IS IN FRENCH.
          AN ENGLISH TRANSLATION IS INCLUDED IN THE FOLLOWING PAGES.]

==============================================================================
                            SOCIETE EN PARTICIPATION
==============================================================================

                              ENTRE LES SOUSSIGNES
                              --------------------


     - Dentsu, une societe de droit japonais, ayant son siege social a 1-11, Higashi-Shimbashi, Minato-ku, Tokyo 105-7001, Japon (ci-apres "Dentsu"),

                                                                     D'une part,

     ET:

     - Madame Elisabeth Badinter, nee le 5 Mars 1944 et demeurant au 38 rue Guynemer, 75006 Paris,


                                                                   D'autre part,

     EN PRESENCE DE:

     - Publicis, une societe anonyme au capital de 78,118,930 euros, ayant son siege social 133 avenue des Champs Elysees, 75008 Paris, et immatriculee au Registre du Commerce de Paris sous le numero 542 080 601.

     Madame Elisabeth Badinter et Dentsu etant egalement designes individuellement comme une "PARTIE" et ensemble comme les "PARTIES".

     IL A D'ABORD ETE EXPOSE CE QUI SUIT
     -----------------------------------

     Les Parties sont les deux principaux actionnaires de Publicis et signataires d'un accord en date du 17 juin 2003 organisant leurs relations a ce titre (le "PACTE").

     Le Pacte prevoit notamment que la participation de Dentsu dans Publicis ne doit pas depasser 15 % en droits de vote, toutes les actions dont les droits de vote excedent ce seuil de 15% devant etre placees en jouissance au sein d'une societe en participation dont Madame Badinter serait la gerante statutaire.

     Les Parties ont souhaite arreter les statuts de cette societe en participation.

     CECI AYANT ETE EXPOSE, IL A ETE CONVENU CE QUI SUIT
     ---------------------------------------------------

     ARTICLE 1 - FORME DE LA SOCIETE
     -------------------------------

     Il est constitue entre les associes une societe en participation (la "Societe") regie par les articles 1871 et suivants du code civil et par les presents statuts.

     Cette societe n'aura pas la personnalite morale. Elle sera revelee aux tiers, et notamment a Publicis, a qui le transfert par les Parties de la jouissance des actions Publicis determinee conformement a l'article 5 ci-apres est notifie par les presentes.

     Les Parties demeureront pleinement et individuellement proprietaires de la totalite de leurs actions Publicis, seule la jouissance determinee conformement a l'article 5 ci-apres etant transferee a la Societe, etant entendu que les Parties continueront a percevoir directement les produits (en ce inclus les dividendes, autres distributions, droits preferentiels de souscription et delai de priorite, boni de liquidation) attaches aux actions Publicis determinees conformement a l'article 5 ci-apres.

     ARTICLE 2 - OBJET
     -----------------

     La Societe a pour objet:

     o l'exercice des droits de vote attaches aux actions de Publicis dont la jouissance lui est apportee conformement a l'article 5 ci-apres; et

     o la realisation des actes necessaires a l'accomplissement de son objet.

     ARTICLE 3 - DUREE
     -----------------

     La Societe a une duree commencant a courir le jour de signature des presents statuts et se terminant a la date la plus proche entre (i) l'expiration d'une periode de dix ans et (ii) la date d'expiration ou de resiliation du Pacte, sauf cas de prorogation ou de dissolution anticipee decidee par les associes a l'unanimite.

     ARTICLE 4 - DENOMINATION - SIEGE
     --------------------------------

     4.1 La Societe sera designee entre les associes sous le nom de [ ].

     4.2 Le siege de la Societe sera localise a [ ].

     ARTICLE 5 - APPORTS
     -------------------

     5.1 Dentsu fait apport a la Societe, pour la duree figurant a l'article 5.2, de la jouissance de [____] actions de Publicis qu'elle detient a la date des presentes, soit [____] droits de vote. En outre, Dentsu s'engage a apporter a la Societe, pour la duree figurant a l'article 5.2, la jouissance de toute action de Publicis qu'elle pourrait detenir et qui lui ferait depasser le seuil de detention de 15 % des droits de vote de Publicis.

     Madame Badinter fait apport a la Societe, pour la duree de celle-ci, de la jouissance d'une action Publicis.

     La jouissance des actions Publicis apportees par les Parties s'entend pour les besoins des presentes comme la jouissance et l'exercice des droits de vote attachees a ces actions aux assemblees generales d'actionnaires, qu'elles soient reunies a titre ordinaire, extraordinaire ou mixte.

     Il est ainsi rappele que chacune des Parties demeure pleinement et individuellement proprietaire de la totalite des actions Publicis qu'elle detient ou pourrait detenir et que chacune des Parties conserve pleinement et personnellement l'ensemble des droits financiers (en ce inclus les dividendes, autres distributions, droits preferentiels de souscription et delai de priorite, boni de liquidation) attaches aux actions dont la jouissance est apportee.

     Chacune des Parties fait egalement apport de la somme de 100 euros en numeraire.

     5.2 Si, au cours de la vie de la Societe, la participation de Dentsu (hors actions apportees en jouissance a la Societe) telle qu'il ressort d'une "Challenge Notice" ou d'une "Interim Basic Notice", tels que ces termes sont definis au Pacte, devenait inferieure a 15 % des droits de vote, l'apport en jouissance prendrait fin immediatement afin de permettre a Dentsu de revenir au seuil de detention de 15 % des droits de vote de Publicis. Dans l'eventualite ou une "Basic Notice", tel que ce terme est defini dans le Pacte, indiquerait que la participation de Dentsu (hors actions apportees en jouissance a la Societe) serait inferieure a 15% et que cette Basic Notice ne ferait pas l'objet d'une Challenge Notice dans les delais prevus par le Pacte, l'apport en jouissance prendra fin dans les conditions visees ci-dessus, sur la base des informations figurant dans ladite Basic Notice.

     La fin de l'apport en jouissance s'imposera a Publicis et Madame Elisabeth Badinter qui devront faire le necessaire pour que Dentsu puisse exercer immediatement les droits de vote ainsi liberes.

     ARTICLE 6 - DROITS SOCIAUX
     --------------------------

     Les droits des associes sont representes, a titre de regle interne, par des parts reparties a concurrence du nombre d'actions Publicis apportees en jouissance conformement a l'article 5 ci-dessus.

     Les parts des associes ne peuvent etre representees par des titres negociables. Les droits de chaque associe resultent des seuls statuts, des actes pouvant les modifier et des cessions regulierement intervenues.

     ARTICLE 7 - GERANCE
     -------------------

     7.1 La Societe sera geree par un (1) gerant (le "GERANT"), nomme et revoque par les Parties statuant a l'unanimite (y compris par le Gerant) moyennant le respect d'un preavis de trois mois.

     7.2 Le premier Gerant de la Societe est Madame Badinter, designee pour la duree de la Societe.

     7.3 La remuneration du Gerant sera fixee par les associes statuant a l'unanimite.

     7.4 Le Gerant gerera la Societe et notamment exercera les droits attaches a la jouissance des actions Publicis apportees par les associes conformement a l'article 5 ci-dessus, conformement a la realisation de l'objet social et des decisions prises par les associes et dans le respect des lois et reglements applicables.

     ARTICLE 8 - TRANSMISSION DES PARTS
     ----------------------------------

     Les mutations de parts de la Societe seront soumises a l'agrement du Gerant, qui pourra le refuser sans justifier de ses motifs.

     Des lors qu'une Partie souhaitera ceder ses parts, elle devra adresser aux Gerants une notification de sa decision. Cette notification (la "NOTIFICATION DE CESSION") devra indiquer:

     o          le nombre de parts que la Partie souhaite ceder (les "PARTS
          CONCERNEES"),

     o le prix ou, si la mutation n'a pas lieu contre numeraire payable comptant, l'equivalent prix et les conditions de paiement souhaitees.

     A compter du jour de reception de la Notification de Cession, le Gerant disposera d'un delai de six (6) mois pour adresser a ladite Partie la notification de sa decision d'agreer ou de ne pas agreer la cession.

     Nonobstant ce qui precede, la transmission des parts aux ayants-droit, et s'agissant de Dentsu egalement aux "Permitted Dentsu Transferees", tel que ce terme est defini dans le Pacte et selon les modalites definies dans le Pacte, ne sera pas soumise a l'agrement.

     ARTICLE 9 - COMPTES SOCIAUX - REPARTITION DES RESULTATS
     -------------------------------------------------------

     9.1  Les comptes de la Societe sont tenus par le Gerant.

          Le Gerant arrete le bilan, le compte de resultats et l'annexe de la Societe au decembre de chaque annee, et pour la premiere fois au 31 decembre 2003. Cet arrete devra etre fait dans les 2 mois de chaque date de cloture.

     9.2 Les comptes ainsi arretes sont soumis a l'approbation des associes statuant a l'unanimite.

     9.3. Les resultats, positifs ou negatifs, ainsi approuves seront repartis ou pris en charge par les associes, au prorata des parts qu'ils detiennent.

     ARTICLE 10 - FINANCEMENT DE LA SOCIETE
     --------------------------------------

     Les Parties s'engagent, a premiere demande du Gerant, a apporter en compte courant toute somme necessaire au financement des operations de la Societe. Ces apports seront effectues dans la meme proportion que leurs droits sur les resultats dans la limite d'un montant de [__] (euro) par exercice.

     ARTICLE 11 - LIQUIDATION
     ------------------------

     A l'expiration du terme prevu a l'article Duree ou, en cas de dissolution anticipee, le gerant devra arreter les comptes de liquidation de la Societe.

     Le partage du boni de liquidation, s'il en existe un, ou la repartition des pertes eventuelles suivront les regles prevues pour la repartition des resultats.

     ARTICLE 12 - MODIFICATIONS
     --------------------------

     Les presents statuts peuvent etre modifies par les associes statuant a l'unanimite. Toute modification doit etre constatee par ecrit et ne peut prendre effet qu'apres une telle constatation.

     ARTICLE 13 - LOI APPLICABLE - COMPETENCE
     ----------------------------------------

     13.1 Les presents statuts sont regis par le droit francais.

     13.2 Tous differends qui pourraient naitre entre les associes en participation sur la validite, l'interpretation ou l'execution des presents statuts seront soumis et definitivement tranches par une procedure d'arbitrage effectuee selon les Regles d'Arbitrage de la Cour d'Arbitrage Internationale de Londres (les "REGLES CAIL") en vigueur a la date de l'arbitrage en question, sous reserve des modifications stipulees dans les presents statuts et a moins que les Parties n'en conviennent autrement. Le siege du tribunal arbitral sera situe a Geneve (Suisse). La procedure d'arbitrage sera conduite en langue anglaise, etant precise que chaque Partie pourra produire des depositions ou des preuves ecrites en langue francaise ou japonaise si elle fournit, a la demande de l'autre Partie, une interpretation ou une traduction, selon les cas, en langue anglaise de cette deposition ou de cette preuve ecrite.

     La procedure d'arbitrage sera conduite par trois arbitres. La Partie initiant la procedure d'arbitrage (le "DEMANDEUR") et l'autre Partie (le "DEFENDEUR") designeront chacune un (1) arbitre devant etre nomme selon la procedure prevue par les Regles CAIL. Les deux premiers arbitres ainsi nommes nommeront ensuite un troisieme arbitre dans un delai de 30 jours suivant la nomination du deuxieme arbitre. Lorsque le troisieme arbitre a accepte se nomination, les deux arbitres l'ayant nomme devront notifier cette nomination aux Parties dans les meilleurs delais. Dans l'hypothese ou les deux premiers arbitres ne parviennent pas a nommer un troisieme arbitre ou a notifier sa nomination dans le delai susmentionne, le President du Tribunal de Premiere Instance du Canton de Geneve nommera le troisieme arbitre et notifiera cette nomination aux Parties dans les meilleurs delais. Le troisieme arbitre ainsi nomme agira en qualite de President du tribunal arbitral.

          La sentence arbitrale sera rendue par ecrit, enoncera les motifs de la sentence et s'imposera aux Parties de maniere definitive. La sentence pourra inclure une condamnation aux depens, comprenant les honoraires d'avocats evalues de maniere raisonnable et les debours. L'execution judiciaire de la sentence pourra etre prononcee par tout tribunal dont la competence s'etend a la sentence, la Partie concernee ou ses actifs.

     13.3 L'article 13.2 ne peut pas etre interprete comme empechant une Partie de demander aupres d'un tribunal une ordonnance de refere ou toute autre mesure provisoire ou preliminaire afin de preserver un status quo dans l'attente de la resolution finale du litige, differend ou demande conformement a l'article 13.2, ou si cette Partie determine de bonne foi que le non-respect des presents statuts est tel que seule une ordonnance de refere ou toute autre mesure provisoire ou preliminaire constitue le recours adequat a cette date.

     Fait en [o] exemplaires originaux dont un pour l'enregistrement.
     A                                                                       [o]
     Le [o]



--------------------
Dentsu,
representee par



--------------------
Elisabeth Badinter



--------------------
Publicis,
representee par

       ENGLISH TRANSLATION OF FORM OF BY-LAWS (STATUTS) OF SPECIAL PURPOSE
                        ENTITY (SOCIETE EN PARTICIPATION)
       -------------------------------------------------------------------
















                                   PARTNERSHIP

                          ("Societe en Participation")

     BETWEEN:

     o Dentsu, a 1-8-1 Higashi-Shimbashi, Minato-ku, Tokyo 105-7001, Japan, company organized under the laws of Japan with its registered office at 1-11, Tsuhiji, Chuo-Hu, Tokyo 104-8426, Japan (hereafter "DENTSU");

                                                                On the one hand,

      AND

     o Madame Elisabeth Badinter, born on March 5, 1944 and residing at 38, rue Guynemer, 75005 Paris;

                                                               On the other hand

          IN THE PRESENCE OF:

     o Publicis, a societe anonyme with a capital of 78,118,930 euros, with its registered office at 133, avenue des Champs-Elysees, 75008 Paris, and registered at the Registre du Commerce de Paris under the number 542 080 601.

     Madame Elisabeth Badinter and Dentsu being also individually defined as a "Party" and together as the "PARTIES".

     WHEREAS:

     The Parties are the two principal shareholders of Publicis and signatories of an agreement dated July ___, 2003, organizing their relations (the "AGREEMENT").

     The Agreement provides, among other things, that the participation of Dentsu in Publicis may not exceed 15% of voting rights, the enjoyment ("JOUISSANCE") of shares of Publicis with voting rights that exceed such 15% threshold being required to be contributed to a partnership ("SOCIETE EN PARTICIPATION") of which Madame Badinter would be the Manager appointed pursuant to its articles.

     The Parties have wished to establish the articles of the partnership.

     THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

     ARTICLE 1 - FORM OF THE PARTNERSHIP
     -----------------------------------

     The partners have organized a partnership ("SOCIETE EN PARTICIPATION") (the "PARTNERSHIP") governed by the articles 1871 et seq. of the French Civil Code and by the present articles.

     The Partnership will not constitute a legal entity. It will be disclosed to third parties, and in particular to Publicis, to which the transfer of the enjoyment of shares of Publicis by the Parties as determined pursuant to article 5 below is notified hereby.

     The Parties will continue to own fully and individually all of their shares of Publicis, only the enjoyment of shares of Publicis as determined pursuant to article 5 below being transferred to the Partnership, it being understood that the Parties will continue to receive directly the income (including dividends, other distributions, preferential subscription rights and priority subscription period, liquidation surplus) with respect to shares of Publicis the enjoyment of which is contributed to the Partnership pursuant to article 5 below.

     ARTICLE 2 - PURPOSE
     -------------------

     The purpose of the Partnership is to:

     o exercise voting rights attached to shares of Publicis the enjoyment of which is contributed to it in accordance with article 5 below; and

     o          take all actions necessary to achieve its purpose.

     ARTICLE 3 - TERM
     ----------------

     The term of the Partnership will commence on the date of the signature hereof and will end on the earlier of (i) the expiration of a ten-year period and (ii) the termination date of the Agreement, except in the event of extension or prior dissolution, decided by the partners unanimously.

     ARTICLE 4 - NAME - REGISTERED OFFICE
     ------------------------------------

     4.1  The Partnership will be called by the partners [__].

     4.2  The registered office of the Partnership will be located at [__].

     ARTICLE 5 - CONTRIBUTIONS
     -------------------------

     5.1  Dentsu contributes to the Partnership, for the duration set forth in article 5.2, the enjoyment of [__] shares of Publicis it owns at the date hereof, which shares have, in the aggregate, [__] voting rights attached to them. In addition, Dentsu will contribute to the Partnership, for the duration set forth in article 5.2, the enjoyment of every share of Publicis it may hold and which would cause Dentsu to exceed the threshold of ownership of 15% of voting rights.

          Madame Badinter contributes to the Partnership, for the term thereof, the right to enjoyment of one share of Publicis. For the purposes of these articles, the enjoyment of shares of Publicis contributed by the Parties will mean the enjoyment and exercise of voting rights attached to such shares at general meetings of shareholders, whether ordinary, extraordinary or mixed.It is hereby confirmed that each Party continues to own fully and individually all of shares of Publicis that it holds or may hold and that each Party continues to retain fully and individually all economic rights (including dividends, other distributions, preferential subscription rights and priority subscription period, liquidation surplus) with respect to each share of Publicis the enjoyment of which is contributed to the Partnership.

          Each Party also contributes in cash the sum of 100 euros.

     5.2 If, during the duration of the Partnership, Dentsu's shareholding in Publicis (excluding those shares as to which the right to enjoyment has been contributed to the Partnership), as reflected in a "Challenge Notice", or in an "Interim Basic Notice", as defined in the Agreement, entitles it to voting rights below 15% of the voting rights, the contribution of the right to enjoyment will immediately end in order to allow Dentsu to reach the threshold of ownership of 15% of voting rights in Publicis. In the event that any "Basic Notice," as defined in the Agreement, will specify that Dentsu's shareholding in Publicis (excluding those shares as to which the right to enjoyment has been contributed to the Partnership) entitles it to voting rights below 15% and no Challenge Notice has been issued in respect of such Basic Notice within the time limit set forth in the Agreement, the right to enjoyment will immediately end pursuant to the conditions described above on the basis of the information contained in such Basic Notice.

          The end of the contribution of rights to enjoyment will be binding on Publicis and on Madame Elisabeth Badinter each of whom will take all actions necessary to allow Dentsu to exercise immediately the voting rights so released.

     ARTICLE 6 - INTERESTS
     ---------------------

          The interests of the partners are represented, as between them, by interests proportionate to the number of shares of Publicis the enjoyment of which has been contributed pursuant to article 5 above.

          The interests of the partners may not be represented by negotiable instruments. The rights of each partner result only from these articles, instruments that may modify the articles and valid transfers.

     ARTICLE 7 - MANAGEMENT
     ----------------------

     7.1 The Partnership will be managed by a (1) Manager (the "MANAGER"), appointed and dismissed unanimously by the Parties (including the Manager) on three months' notice.


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     7.2  The first Manager of the Partnership will be Madame Badinter, appointed for the term of the Partnership.

     7.3 The compensation of the Manager will be fixed unanimously by the partners.

     7.4 The Manager will manage the Partnership and among other things shall exercise the rights attached to the enjoyment of shares of Publicis contributed by the partners pursuant to article 5 above, in furtherance of its purpose and in compliance with the decisions of the partners and with applicable laws.

     ARTICLE 8 - TRANSFER OF INTERESTS
     ---------------------------------

     The transfer of interests in the Partnership must be authorized by the Manager, who may refuse without justification of motives.

     A Party desiring to transfer its interests shall give to the Manager notice thereof. Such notice (the "TRANSFER NOTICE") shall specify:

     o          the number of interests to be transferred (the "INTERESTS
        CONCERNED");

     o the price or, if there is no consideration in cash for such transfer, the equivalent price and conditions of payment desired.

     The Manager shall have a period of six (6) months from the date of the receipt of the Transfer Notice to notify to such Party her decision to accept or not the transfer.

     Notwithstanding the above, the transfer of interests to the legal successors, and in the case of Dentsu, also to "PERMITTED DENTSU TRANSFEREES", as defined in, and in accordance with, the Agreement, shall not require authorization.

     ARTICLE 9 - FINANCIAL STATEMENTS - ALLOCATION OF PROFITS
     --------------------------------------------------------

     9.1  The Partnership's accounts will be kept by the Manager.

     The Manager will prepare the Partnership's balance sheet, the profit and loss statement and the notes thereto as of December of each year, and for the first time as of December 31, 2003. Such financial statements will be prepared within 2 months of the end of each period.

     9.2 Such financial statements will be submitted for unanimous approval by partners.

     9.3 The profits or losses as approved will be divided or assumed by the partners in proportion to their interests.


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

     ARTICLE 10 - FINANCING OF THE PARTNERSHIP
     -----------------------------------------

     The Parties undertake at the Manager's request to contribute as working capital all amounts necessary for the financing of the Partnership's operations.

     Such contributions will be made proportionately to the rights to profits and losses, up to an aggregate amount of [__] (euro) per fiscal year.

     ARTICLE 11 - LIQUIDATION
     ------------------------

     At the expiration of the term provided by the article Term or in the event of prior dissolution the Manager will prepare the liquidation accounts of the Partnership.

     The liquidation surplus, if any, or the allocation of possible losses, will follow the regulations provided for the allocation of profits.

     ARTICLE 12 - MODIFICATIONS
     --------------------------

     These articles may be modified by the partners unanimously. Each modification shall be in writing and shall take effect only after such decision.

     ARTICLE 13 - APPLICABLE LAW - LEGAL CAPACITY
     --------------------------------------------

     13.1 These articles are governed by French law.

     13.2 All disputes arising between the partners as to the validity, interpretation or the execution of present articles will be referred to and finally settled by arbitration conducted in accordance with the Arbitration Rules of the London Court of International Arbitration (the "LCIA RULES") in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Parties. The seat of the arbitration will be Geneva, Switzerland. The arbitration will be conducted in the English language, provided that either Party may submit testimony or documentary evidence in the French or Japanese language if it furnishes, upon the request of the other Party, interpretation or translation, as the case may be, into English of any such testimony or documentary evidence.

          The arbitration will be conducted by three arbitrators. The Party commencing the arbitration (the "CLAIMANT") and the other Party (the "RESPONDENT") will each nominate one arbitrator for appointment according to the procedure set forth in the LCIA Rules. The first two arbitrators so nominated will nominate a third arbitrator within 30 days after the nomination of the second arbitrator. When the third arbitrator has accepted the nomination, the two arbitrators making the nomination will promptly notify the Parties of the nomination. If the first two arbitrators appointed fail to nominate a third arbitrator or so to notify the Parties within the time period prescribed above, then the President of the Tribunal de Premiere Instance du Canton de Geneve will nominate the


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

          third arbitrator and will promptly notify the Parties of the nomination. The third arbitrator so-appointed will act as Chair of the arbitral tribunal.

          The arbitral award will be in writing, state the reasons for the award, and be final and binding on the Parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets.

     13.3 Nothing in article 13.2 will be construed to prevent any Party from seeking from a court a temporary restraining order or other temporary or preliminary relief to preserve the status quo pending final resolution of a dispute, controversy or claim pursuant to article 13.2, or if such Party makes a good faith determination that a breach of these articles by another Party is such that a temporary restraining order or other temporary or preliminary relief is the only appropriate and adequate remedy at such time.

          Executed in [__] duplicate originals, including one for registration.

          Location:

          Date:






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